                                                                     EXHIBIT 4.1



                                                                  CONFORMED COPY

================================================================================

                         SEMINIS VEGETABLE SEEDS, INC.,

                           the Guarantors named herein

                                       and

               Wells Fargo Bank, National Association, as Trustee

                     --------------------------------------

                                    INDENTURE

                         Dated as of September 29, 2003

                     --------------------------------------

                                  $190,000,000
                   10-1/4% Senior Subordinated Notes due 2013

================================================================================

                             CROSS-REFERENCE TABLE

   TIA                                                                             Indenture
 Section                                                                            Section
 -------                                                                          -----------
310(a)(1)................................................................         7.10
   (a)(2)................................................................         7.10
   (a)(3)................................................................         N.A.
   (a)(4)................................................................         N.A.
   (a)(5)................................................................         N.A.
   (b)...................................................................         7.08; 7.10
   (b)(1)................................................................         7.10
   (c)...................................................................         N.A.
311(a)...................................................................         7.11
   (b)...................................................................         7.11
   (c)...................................................................         N.A.
312(a)...................................................................         2.06
   (b)...................................................................         13.03
   (c)...................................................................         13.03
313(a)...................................................................         7.06
   (b)(1)................................................................         N.A.
   (b)(2)................................................................         7.06; 11.04
   (c)...................................................................         7.06; 11.04
   (d)...................................................................         7.06
314(a)...................................................................         4.18; 13.04
   (b)...................................................................         11.02
   (c)(1)................................................................         13.04
   (c)(2)................................................................         13.04
   (c)(3)................................................................         N.A.
   (d)...................................................................         11.04
   (e)...................................................................         13.05
   (f)...................................................................         N.A.
315(a)...................................................................         7.01(b)
   (b)...................................................................         7.05
   (c)...................................................................         7.01(a)
   (d)...................................................................         7.01(c)
   (e)...................................................................         6.12
316(a) (last sentence)...................................................         2.10
   (a)(1)(A).............................................................         6.05
   (a)(1)(B).............................................................         6.04
   (a)(2)................................................................         N.A.
   (b)...................................................................         6.08
   (c)...................................................................         8.04
317(a)(1)................................................................         6.09
   (a)(2)................................................................         6.10
   (b)...................................................................         2.05; 7.12
318(a)...................................................................         12.01

-----------------------
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture


                                TABLE OF CONTENTS

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                                               ARTICLE ONE

                                 DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions.....................................................................     1
SECTION 1.02.     Incorporation by Reference of Trust Indenture Act...............................    34
SECTION 1.03.     Rules of Construction...........................................................    35

                                               ARTICLE Two

                                             THE SECURITIES

SECTION 2.01.     Amount of Notes.................................................................    36
SECTION 2.02.     Form and Dating.................................................................    36
SECTION 2.03.     Execution and Authentication....................................................    38
SECTION 2.04.     Registrar and Paying Agent......................................................    39
SECTION 2.05.     Paying Agent To Hold Money in Trust.............................................    39
SECTION 2.06.     Holder Lists....................................................................    40
SECTION 2.07.     Transfer and Exchange...........................................................    40
SECTION 2.08.     Replacement Notes...............................................................    41
SECTION 2.09.     Outstanding Notes...............................................................    41
SECTION 2.10.     Treasury Notes..................................................................    41
SECTION 2.11.     Temporary Notes.................................................................    42
SECTION 2.12.     Cancellation....................................................................    42
SECTION 2.13.     Defaulted Interest..............................................................    42
SECTION 2.14.     CUSIP Number....................................................................    43
SECTION 2.15.     Deposit of Moneys...............................................................    43
SECTION 2.16.     Book-Entry Provisions for Global Notes..........................................    43
SECTION 2.17.     Special Transfer Provisions.....................................................    45
SECTION 2.18.     Computation of Interest.........................................................    50

                                              ARTICLE Three

                                               REDEMPTION

SECTION 3.01.     Election To Redeem; Notices to Trustee..........................................    50
SECTION 3.02.     Selection by Trustee of Notes To Be Redeemed....................................    50
SECTION 3.03.     Notice of Redemption............................................................    50
SECTION 3.04.     Effect of Notice of Redemption..................................................    52
SECTION 3.05.     Deposit of Redemption Price.....................................................    52
SECTION 3.06.     Notes Redeemed in Part..........................................................    52
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SECTION 3.07.     Other Mandatory Redemption.....................................................    53

                                             ARTICLE FOUR

                                              COVENANTS

SECTION 4.01.     Payment of Notes...............................................................    53
SECTION 4.02.     Maintenance of Office or Agency................................................    53
SECTION 4.03.     Legal Existence................................................................    54
SECTION 4.04.     [Reserved].....................................................................    54
SECTION 4.05.     Waiver of Stay, Extension or Usury Laws........................................    54
SECTION 4.06.     Compliance Certificate.........................................................    54
SECTION 4.07.     Payment of Taxes...............................................................    55
SECTION 4.08.     Repurchase at the Option of Holders upon Change of Control.....................    55
SECTION 4.09.     Limitation on Indebtedness and Issuance of Preferred Stock.....................    57
SECTION 4.10.     Limitation on Restricted Payments..............................................    60
SECTION 4.11.     Limitation on Liens............................................................    65
SECTION 4.12.     Limitation on Asset Sales......................................................    66
SECTION 4.13.     Limitation on Dividends and Other Payments Affecting Restricted
                     Subsidiaries................................................................    69
SECTION 4.14.     Limitation on Transactions with Affiliates.....................................    71
SECTION 4.15.     Designation of Restricted and Unrestricted Subsidiaries........................    74
SECTION 4.16.     Payments for Consent...........................................................    74
SECTION 4.17.     Reports........................................................................    75
SECTION 4.18.     Creation of Subsidiaries; Additional Subsidiary Guarantees.....................    75
SECTION 4.19.     Prohibition on Incurrence of Senior Subordinated Debt..........................    75

                                           ARTICLE FIVE

                                      SUCCESSOR CORPORATION

SECTION 5.01.     Merger, Consolidation and Sale of Assets.......................................    76
SECTION 5.02.     Successor Person Substituted...................................................    77

                                           ARTICLE SIX

                                      DEFAULTS AND REMEDIES

SECTION 6.01.     Events of Default..............................................................    78
SECTION 6.02.     Acceleration of Maturity; Rescission...........................................    80
SECTION 6.03.     Other Remedies.................................................................    81
SECTION 6.04.     Waiver of Past Defaults and Events of Default..................................    81
SECTION 6.05.     Control by Majority............................................................    81
SECTION 6.06.     Limitation on Suits............................................................    82

                                      -ii-

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SECTION 6.07.     No Personal Liability of Directors, Officers, Employees and Stockholders.......    82
SECTION 6.08.     Rights of Holders To Receive Payment...........................................    83
SECTION 6.09.     Collection Suit by Trustee.....................................................    83
SECTION 6.10.     Trustee May File Proofs of Claim...............................................    83
SECTION 6.11.     Priorities.....................................................................    84
SECTION 6.12.     Undertaking for Costs..........................................................    84

                                             ARTICLE SEVEN

                                                TRUSTEE

SECTION 7.01.     Duties of Trustee..............................................................    84
SECTION 7.02.     Rights of Trustee..............................................................    86
SECTION 7.03.     Individual Rights of Trustee...................................................    87
SECTION 7.04.     Trustee's Disclaimer...........................................................    87
SECTION 7.05.     Notice of Defaults.............................................................    87
SECTION 7.06.     Reports by Trustee to Holders..................................................    88
SECTION 7.07.     Compensation and Indemnity.....................................................    88
SECTION 7.08.     Replacement of Trustee.........................................................    89
SECTION 7.09.     Successor Trustee by Consolidation, Merger, etc. ..............................    90
SECTION 7.10.     Eligibility; Disqualification..................................................    90
SECTION 7.11.     Preferential Collection of Claims Against Company..............................    90
SECTION 7.12.     Paying Agents..................................................................    91

                                             ARTICLE EIGHT

                                        MODIFICATION AND WAIVER

SECTION 8.01.     Without Consent of Holders.....................................................    91
SECTION 8.02.     With Consent of Holders........................................................    92
SECTION 8.03.     Compliance with Trust Indenture Act. ..........................................    94
SECTION 8.04.     Revocation and Effect of Consents..............................................    94
SECTION 8.05.     Notation on or Exchange of Notes...............................................    94
SECTION 8.06.     Trustee To Sign Amendments, etc. ..............................................    94

                                             ARTICLE NINE

                                  DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.     Discharge of Liability on Notes; Defeasance....................................    95
SECTION 9.02.     Conditions to Defeasance.......................................................    97
SECTION 9.03.     Deposited Money and Government Securities To Be Held in
                     Trust; Other Miscellaneous Provisions.......................................    98

                                      iii
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SECTION 9.04.     Reinstatement..................................................................    98
SECTION 9.05.     Moneys Held by Paying Agent....................................................    99
SECTION 9.06.     Moneys Held by Trustee.........................................................    99

                                              ARTICLE TEN

                                        GUARANTEE OF SECURITIES

SECTION 10.01.    Guarantee......................................................................   100
SECTION 10.02.    Execution and Delivery of Guarantee............................................   101
SECTION 10.03.    Release of Subsidiary Guarantors...............................................   101
SECTION 10.04.    Waiver of Subrogation..........................................................   102
SECTION 10.05.    Notice to Trustee..............................................................   103
SECTION 10.06.    Subordination of Guarantee.....................................................   103

                                            ARTICLE ELEVEN

                                             SUBORDINATION

SECTION 11.01.    Notes Subordinated to Senior Debt..............................................   103
SECTION 11.02.    Suspension of Payment When Senior Debt Is in Default...........................   104
SECTION 11.03.    Obligations Subordinated to Prior Payment of All Senior Debt on
                      Dissolution, Liquidation or Reorganization of Company......................   106
SECTION 11.04.    Payments May Be Paid Prior to Dissolution......................................   107
SECTION 11.05.    Holders To Be Subrogated to Rights of Holders of Senior Debt. .................   108
SECTION 11.06.    Obligations of the Company Unconditional.......................................   108
SECTION 11.07.    Reliance on Judicial Order or Certificate of Liquidating Agent.................   109
SECTION 11.08.    Subordination Rights Not Impaired by Acts or Omissions of
                      the Company or Holders of Senior Debt. ....................................   109
SECTION 11.09.    Holders Authorize Trustee To Effectuate Subordination of Obligations...........   110
SECTION 11.10.    This Article Eleven Not To Prevent Events of Default...........................   110
SECTION 11.11.    Amendments or Modifications to Article Eleven..................................   110
SECTION 11.12.    Notice to Trustee; Rights of Trustee and Paying Agent..........................   111

                                            ARTICLE TWELVE

                                             MISCELLANEOUS

SECTION 12.01.    Trust Indenture Act Controls...................................................   112
SECTION 12.02.    Notices........................................................................   112
SECTION 12.03.    Communications by Holders with Other Holders...................................   113
SECTION 12.04.    Certificate and Opinion as to Conditions Precedent.............................   113
SECTION 12.05.    Statements Required in Certificate and Opinion.................................   114

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SECTION 12.06.    Rules by Trustee and Agents....................................................   114
SECTION 12.07.    Legal Holidays.................................................................   114
SECTION 12.08.    Governing Law..................................................................   114
SECTION 12.09.    No Adverse Interpretation of Other Agreements..................................   115
SECTION 12.10.    Successors.....................................................................   115
SECTION 12.11.    Multiple Counterparts..........................................................   115
SECTION 12.12.    Table of Contents, Headings, etc. .............................................   115
SECTION 12.13.    Separability...................................................................   115

                                             EXHIBITS

Exhibit A         Form of Note...................................................................   A-1
Exhibit B         Form of Legend for Rule 144A Global Notes and Other Notes
                      That Are Restricted Notes..................................................   B-1
Exhibit C         Form of Legend for Temporary Regulation S Global Note..........................   C-1
Exhibit D         Form of Legend for Global Note.................................................   D-1
Exhibit E         Form of Certificate To Be Delivered in Connection with Transfers
                      Pursuant to Regulation S...................................................   E-1
Exhibit F         Form of Guarantee..............................................................   F-1
Exhibit G         Form of Certificate from Acquiring Institutional Accredited Investor...........   G-1
Exhibit H         Form of Legend for Temporary Regulation S Global Note..........................   H-1

                  INDENTURE, dated as of September 29, 2003, by and among SEMINIS VEGETABLE SEEDS, INC., a California corporation, as issuer (the "Company"), the Guarantors set forth on the signature pages hereto and Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

                  "Acceleration Notice" has the meaning set forth in Section 6.02(a).

                  "Acquired Debt" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, and in each case such Indebtedness was not incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "Acquisition Transactions" means the acquisition by the Principals, Alfonso Romo Garza and certain of his Affiliates, certain members of management of the Company and Holdings and certain other parties of Equity Interests in Holdings and the other transactions, payments (including the repayment of indebtedness) and agreements set forth in or contemplated by the Acquisition Transactions Agreements and as described in the Offering Memorandum (including, without limitation, the repurchase or redemption of the Class B Redeemable Preferred Stock of Holdings and the payment of accrued dividends thereon through the date of repurchase or redemption.

                  "Acquisition Transactions Agreements" means the amended and restated exchange agreement, an agreement and plan of merger, the contribution agreement, the stock purchase agreement, the stockholders' agreement, the co-investment rights agreements contemplated by the stock purchase agreement and the stockholders' agreement, the indemnification agreement, the voting agreement, the management fee letter agreement, the employment agreements and any other agreement implementing the Acquisition Transactions, between or among, as the case may be, Holdings, Seminis Merger Corp., Seminis Acquisition LLC, Fox Paine and certain of its Affiliates, Alfonso Romo Garza and certain of his Affiliates, certain creditors of an Affiliate of Savia S.A. de C.V., certain individuals that are or shall become members of management of the Company and Holdings, and the other parties thereto, as in effect on the Issue Date or, if any such agreement is not in effect on the Issue Date, as such agreement may become in effect in accordance with the terms of the other Acquisition Transactions Agreements that are in effect on the Issue Date.

                  "Additional Interest" means the Additional Interest payable pursuant to Section 4 of the Registration Rights Agreement.

                  "Additional Notes" has the meaning set forth in Section 2.03.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such investment.

                  "Affiliate Transaction" has the meaning set forth in Section 4.14(a).

                  "Agent" means any Registrar, Paying Agent, or agent for service or notices and demands.

                  "Agent Members" has the meaning set forth in Section 2.16(a).

                  "amend" means amend, modify, supplement, restate or amend and restate, including successively; and "amending" and "amended" have correlative meanings.

                  "Asset Sale" means:

                  (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales or other transfers of inventory or germplasm in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by Section 4.08 and/or Section 5.01, to the extent applicable and not by the provisions of Section 4.12; and

                  (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than directors' qualifying shares or shares or interests required to be held by foreign nationals to the extent mandated by applicable law).

                  Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:

                  (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2,500,000;

                  (2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

                  (3) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

                  (4) the sale or lease of equipment, products, services, inventory or accounts receivable in the ordinary course of business;

                  (5)      the creation of Liens permitted by this Indenture;

                  (6) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction;

                  (7)      the sale or other disposition of cash or Cash
         Equivalents;

                  (8) the exchange of assets held by the Company or a Restricted Subsidiary for assets held by any Person or entity, provided that (i) the assets received by the Company or such Restricted Subsidiary in any such exchange shall immediately constitute, be part of, or be used in a Permitted Business by the Company or such Restricted Subsidiary; and (ii) any such assets received are of a comparable Fair Market Value to the assets exchanged as determined in good faith by the Company;

                  (9) a Restricted Payment that does not violate, or a Permitted Investment that is permitted by, Section 4.10;

                  (10) the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other claims of any kind;

                  (11) the grant in the ordinary course of business of any license of patents, trademarks, registrations therefor, know-how and other intellectual property; and

                  (12) any disposition of obsolete, worn-out or surplus property.

                  "Asset Sale Offer" has the meaning set forth in Section
4.12(c).

                  "Authentication Order" has the meaning set fort in Section
2.03.

                  "Bankruptcy Law" means Title 11, United States Code, or any similar U.S. Federal or state law for the relief of debtors.

                  "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act as in effect on the Issue Date. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

                  "Board of Directors" means:

                  (1) with respect to a corporation, the board of directors of the corporation;

                  (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

                  (3) with respect to any other Person, the board or committee of such Person serving a similar function.

                  "Board Resolution" means a copy of a resolution certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law to close.

                  "Calculation Date" has the meaning set forth in the definition of "Leverage Ratio."

                  "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means:

                  (1)      in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means:

                  (1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality of the U.S. government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

                  (2) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to a Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500,000,000;

                  (3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
         (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

                  (4) commercial paper having one of the two highest ratings obtainable from Moody's or S&P and in each case maturing within one year after the date of acquisition;

                  (5) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (4) of this definition; and

                  (6) in the case of any Restricted Subsidiary organized or having its principal place of business outside of the United States, investments denominated in the currency of the jurisdiction in which such Restricted Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1), (2),
         (3) and (4).

                  "Certificated Notes" has the meaning set forth in Section
2.02:

                  "Change of Control" means the occurrence of any of the following:

                  (1) prior to such time as there shall have been consummated a Qualified IPO, the occurrence of any of the following:
         (i) the Permitted Holders shall cease to control the largest percentage of the voting power of the Voting Stock of Holdings (as compared to any other "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act)) and counting Alfonso Romo Garza ("Mr. Romo") and his Affiliates as a single "group" as used in Sections 13(d) and 14(d) of the Exchange
         Act) or (ii) the Permitted Holders shall cease to control at least 40% of the voting power of the Voting Stock of Holdings;

                  (2) from and after the time that there shall have been consummated a Qualified IPO, the occurrence of any of the following:
         (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of 35% or more of the voting power of the Voting Stock of Holdings (counting Mr. Romo and his Affiliates as a "group" as used in Sections 13(d) and 14(d) of the Exchange Act) and the Permitted Holders cease to control the largest percentage of the voting power of the Voting Stock of Holdings; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of at least 66 2/3% of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors of Holdings;

                  (3) at any time, Holdings ceases to own, beneficially, 100% of the Voting Stock of the Company;

                  (4) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Permitted Holders; or

                  (5) the adoption of a plan relating to the liquidation or dissolution of the Company.

                  "Change of Control Offer" has the meaning set forth in Section 4.08(a).

                  "Change of Control Payment Date" has the meaning set forth in
Section 4.08(a).

                  "Commission" means the U.S. Securities and Exchange
Commission.

                  "Company" means the party named as such in the introduction to this Indenture until a successor replaces such party pursuant to Article Five and thereafter means the successor.

                  "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period adjusted as follows:

                  (1) plus provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income;

                  (2) plus consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income;

                  (3) plus depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income;

                  (4) plus all one-time fees, costs, expenses (including cash compensation payments), in each case incurred by the Company and its Restricted Subsidiaries (or the company or business being acquired)
         (x) in connection with the Acquisition Transactions and (y) in connection with or resulting from any other merger, consolidation or acquisition occurring after the Issue Date in an aggregate amount not to exceed seven percent of the total enterprise value of such merger, consolidation or acquisition;

                  (5) plus unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income;

                  (6) minus non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

                  (7) plus all amounts deducted in arriving at such Consolidated Net Income for such period in respect of severance packages payable in connection with the termination of any officer, director or employee of Holdings or any of its Subsidiaries;

                  (8) plus, in the case of non-cash minority interest loss, the amount of such loss for such period, and minus, in the case of non-cash minority interest income, the amount of such income for such period;

                  (9) plus, (i) in any fiscal year, payments of the advisory fees (but not expense reimbursement) required to be paid by Holdings pursuant to the Management Fee Letter, and (ii) reasonable out-of-pocket expenses of Fox Paine (as defined in the Management Fee Letter) required to be paid by Holdings pursuant to the terms of the Management Fee Letter;

                  (10) plus, to the extent included in Consolidated Net Income, non-cash restricted stock award charges incurred in Holdings' fiscal year ended September 30, 2002;

in each case, on a consolidated basis and determined in accordance with GAAP. Consolidated Cash Flow shall not include the impact of any purchase accounting adjustments which may be allocated to (x) in-process research and development in such Person's income statement and (y) inventory in such Person's balance sheet to the extent such adjustments reflect differences between the historical carrying amounts and the Fair Market Value of the inventory, and, consistent with such treatment, when the affected inventory is sold, Consolidated Cash Flow shall be calculated as if such purchase accounting adjustments had not been made.

                  "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person and the loss of any such Person shall only be included to the extent the Company or a Restricted Subsidiary funds such loss;

                  (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except that the Net Income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash which actually has been or could have been distributed in cash by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (by loans, advances, intercompany transfers or otherwise) (subject, in the case of a dividend or other distribution which could have been paid to another Restricted Subsidiary, to the limitations contained in this clause (2) with respect to such Restricted Subsidiary);

                  (3) the cumulative effect of a change in accounting principles shall be excluded;

                  (4) the non-cash impairment loss of such Person or its Restricted Subsidiaries relating to goodwill or other non-amortizing intangible asset shall be excluded; and

                  (5) corporate overhead expenses payable by Holdings described in Section 4.10(b)(10)(y), the funds for which are provided by the Company and/or its Restricted Subsidiaries shall be deducted in calculating the Consolidated Net Income of the Company and its Restricted Subsidiaries.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 707 Wilshire Blvd., 17th Floor, Los Angeles, California 90017, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "Covenant Defeasance" has the meaning set forth in Section 9.01(b).

                  "Credit Agreement" means that certain Credit Agreement entered into in September 2003, by and among the Company, as borrower, the guarantors party thereto, Citicorp North America, Inc., as administrative agent, Harris Trust and Savings Bank, as syndication agent, and the other agents and lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional and other investors) from time to time.

                  "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders or debt investors providing for revolving credit loans, term loans, receivables or inventory financings (including through the sale of receivables or inventory to such lenders) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional and other investors) in whole or in part from time to time, whether by the same or any other lender or group of lenders; provided, however, that "Credit Facilities" shall not include the South Korean Loans.

                  "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Depositary" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depositary by the Company, which Person must be a clearing agency registered under the Exchange Act.

                  "Designated Senior Debt" means:

                  (1) Indebtedness under or in respect of the Credit Agreement; and

                  (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25,000,000 and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, provided that if such Capital Stock is issued pursuant to any plan for the benefit of employees of Holdings, the Company or its Restricted Subsidiaries, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale or upon or related to termination of employment, death or disability (or which right was otherwise created in connection with an employment arrangement) shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.10.

                  "Distribution Compliance Period" means the 40 day distribution compliance period as defined in Regulation S which, in the case of the Initial Notes, ends November 9, 2003.

                  "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Equity Offering" means a public or private sale or issuance of Capital Stock (other than Disqualified Stock) of the Company or Holdings or any capital contribution to Holdings; provided that, in the event of an Equity Offering by Holdings or any capital contribution to Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of such Equity Offering or capital contribution necessary to pay the aggregate redemption price of the Notes to be redeemed pursuant to Section 3.01.

                  "Event of Default" has the meaning set forth in Section 6.01.

                  "Excess Proceeds" has the meaning set forth in Section
4.12(c).

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "Exchange Offer" means the exchange and issuance by the Company, pursuant to a Registration Rights Agreement, of a principal amount of Exchange Securities (which will be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Initial Notes or Additional Notes, as the case may be, tendered by Holders thereof in connection with such exchange and issuance.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Exchange Securities" has the meaning set forth in the Registration Rights Agreement.

                  "Existing Indebtedness" means the Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement and the South Korean Loans) in existence on the Issue Date until such amounts are permanently repaid and Indebtedness under the Oxnard Mortgage in an aggregate amount not to exceed $20,000,000.

                  "Fair Market Value" means, with respect to any asset or Property, the price which would have been negotiated in an arm's-length transaction, between a willing seller and a willing and able buyer, neither of whom is under pressure or compulsion to complete the transaction.

                  "Fox Paine" means Fox Paine & Company, LLC, a Delaware limited liability company.

                  "GAAP" means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the

American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect on the Issue Date.

                  "Global Notes" has the meaning set forth in Section 2.02.

                  "Global Note Legend" means the legend set forth in Exhibit D.

                  "Government Securities" means any security issued or guaranteed as to principal or interest by the United States, or by a Person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to the authority granted by the Congress of the United States or any certificate of deposit for any of the foregoing.

                  "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. "Guarantees" as used herein also refers to the guarantee of the Notes pursuant to the terms of Article Ten and the related guarantee endorsed on the Notes by the Guarantors.

                  "Guarantor Senior Debt" means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of, or guaranteed by, a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

                  (x) all monetary obligations of every nature of such Guarantor under, or with respect to, the Credit Facilities, including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

                  (y)      all Hedging Obligations (and guarantees thereof);

in each case whether outstanding on the Issue Date or thereafter incurred.

                  Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

                  (1) any Indebtedness of Holdings or a Subsidiary Guarantor to the Company or a Subsidiary of such Subsidiary Guarantor;

                  (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation) other than a shareholder who is also a lender (or an Affiliate of a lender) under the Credit Agreement;

                  (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

                  (4)      Indebtedness represented by Disqualified Stock;

                  (5) any liability for federal, foreign, state, local or other taxes owed or owing by such Guarantor;

                  (6) that portion of any Indebtedness incurred in violation of Section 4.09 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate Section 4.09);

                  (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor or the Company; and

                  (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

                  "Guarantors" means Holdings and the Subsidiary Guarantors.

                  "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

                  (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates;

                  (2) currency exchange swap agreements, currency exchange cap agreements, currency exchange collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in currency exchange values;

                  (3) commodity swap agreements, commodity cap agreements, commodity collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in commodity prices; and

                  (4) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

                  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Register.

                  "Holdings" means Seminis, Inc., a Delaware corporation.

                  "incur" has the meaning set forth in Section 4.09(a).

                  "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

                  (1)      in respect of borrowed money;

                  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                  (3)      in respect of banker's acceptances;

                  (4)      representing Capital Lease Obligations;

                  (5) representing the balance deferred and unpaid of the purchase price of any property due more than six months after such property is acquired, except any such balance that constitutes an accrued expense or trade payable (other than any contingent payment obligations of a Person based on the performance of a business or asset or Capital Stock purchased by such Person); or

                  (6)      representing the net loss value of any Hedging
         Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

                  The amount of any Indebtedness outstanding as of any date shall be:

                  (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

                  (2) in connection with any Qualified Receivables Transaction, the Securitization Financing Amount; and

                  (3) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

In addition, for the purpose of avoiding duplication in calculating the outstanding principal amount of Indebtedness for purposes of Section 4.09, Indebtedness arising solely by reason of the existence of a Lien to secure other Indebtedness permitted to be incurred under Section 4.09 shall not be considered incremental Indebtedness.

                  Indebtedness shall not include the obligations of any Person
(A) resulting from the endorsement of negotiable instruments for collection or deposit in the ordinary course of business, (B) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents or (C) resulting from representations, warranties, covenants and indemnities given by such Person that are reasonably customary for sellers or transferors in an accounts receivable securitization transaction.

                  "Indenture" means this Indenture as amended, restated or supplemented from time to time.

                  "Initial Notes" means the Company's 10 1/4 % Senior Subordinated Notes, issued on the Issue Date, but not including any Exchange Securities issued in exchange therefor.

                  "Initial Purchasers" means Citigroup Global Markets Inc., CIBC World Markets Corp., Harris Nesbitt Corp. and Rabo Securities USA, Inc.

                  "interest" means, with respect to the Notes, interest and Additional Interest.

                  "Interest Payment Date" means April 1 and October 1 of each year.

                  "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and excluding advances made to customers and suppliers with respect to current or anticipated purchases of inventory in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.10(c).

                  "Issue Date" means September 29, 2003.

                  "Legal Defeasance" has the meaning set forth in Section
9.01(b).

                  "Legal Holiday" has the meaning set forth in Section 12.07.

                  "Leverage Ratio" means with respect to any specified Person for any period, the ratio of Total Indebtedness of such Person and its Restricted Subsidiaries as of the last day of the applicable Reference Period to the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such Reference Period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Leverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Leverage Ratio is made (the "Calculation Date"), then the Leverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

                  In addition, for purposes of calculating the Leverage Ratio:

         (1) (x) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the Reference Period, and for purposes of determining the pro forma effects of such acquisition, Consolidated Cash Flow will be calculated to give pro forma effect to cost savings and operating expense reductions related to such acquisition that have occurred or are reasonably expected to occur within the 12 months following such acquisition, in the reasonable judgment of the chief financial officer of the specified Person; and (y) in addition, with respect to any acquisition made by the specified Person or any of its Restricted Subsidiaries during either of the two fiscal quarters immediately preceding such Reference Period, Consolidated Cash Flow will also be cal-culated to give pro forma effect to cost savings and operating expense reductions expected to result from steps taken during such Reference Period (but on or prior to the first anniversary of such acquisition) as if such steps were taken on the first day of such Reference Period (regardless, with respect to each of clauses (x) and (y) hereof, of whether those cost savings or operating expense reductions could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto); provided, that in either such case, adjustments are set forth in an officers' certificate signed by the specified Person's chief executive officer and chief financial officer which states (i) the amounts of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such officers' certificate at the time of such execution and (iii) that any related Incurrence of Indebtedness is permitted pursuant to this Indenture;

         (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded;

         (3) if, since the beginning of the applicable four quarter period, any Person that became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such four quarter period shall have made any acquisition, disposition, merger or consolidation or has been determined to be a discontinued operation that would have required adjustment pursuant to this definition, then the Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such acquisition, disposition, merger or consolidation or determination of a discontinued operation had occurred at the beginning of the applicable four-quarter period;

         (4) any Person that is a Restricted Subsidiary of the Company on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during the applicable four-quarter reference period;

         (5) any Person that is not a Restricted Subsidiary of the Company on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during the applicable four-quarter reference period; and

         (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire applicable four-quarter reference period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

                  "Leverage Test" means, for any date during each period set forth below, the ratio set forth opposite such period:

                Period                                                     Ratio
                ------                                                     -----
Issue Date through September 30, 2004                                    5.25 to 1
October 1, 2004 through September 30, 2005                               4.75 to 1
October 1, 2005 through September 30, 2006                               4.25 to 1
October 1, 2006 and thereafter                                           4.00 to 1

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest and, except in connection with any Qualified Receivables Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

                  "Management Fee Letter" means that certain letter agreement dated as of May 30, 2003 among Fox Paine & Company, LLC, Desarrollo Consolidado de Negocios, S.A. de C.V. and Seminis Merger Corp. as in effect on the Issue Date.

                  "Marketable Securities" means publicly traded debt or equity securities that are listed for trading on a national securities exchange or Nasdaq and that were issued by a corporation whose debt securities are rated in one of the three highest categories by either S&P or Moody's.

                  "Maturity Date" when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

                  "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.

                  "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                  (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale (without regard to the $2,500,000 limitation set forth in the definition thereof); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

                  (2) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss as determined in the good faith judgment of the chief financial officer of Holdings.

                  "Net Proceeds" means the aggregate cash proceeds received (when actually received) by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, appraiser fees, cost of preparation of assets for sale and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  "Non-Payment Default" has the meaning set forth in Section 11.02(a)(2).

                  "Non-Recourse Debt" means Indebtedness:

                  (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) (other than pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

                  (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity.

                  "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

                  "Notes" means the 10 1/4 % Senior Subordinated Notes due 2013 issued by the Company, including, without limitation, the Exchange Securities, treated as a single class of se-curities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                  "Notice of Default" shall have the meaning set forth in
Section 6.01(4).

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offer Amount" has the meaning set forth in Section 4.12(e).

                  "Offering Memorandum" means the offering memorandum, dated September 22, 2003, of the Company and the Guarantors relating to the offering of the Notes and the Guarantees.

                   "Offer Period" has the meaning set forth in Section 4.12(e).

                  "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Senior Vice President, Senior Vice President, Vice President, the Treasurer or the Secretary of the specified Person.

                  "Officers' Certificate" means a certificate signed by an Officer of the specified Person and delivered to the Trustee.

                  "Offshore Note Exchange Date" has the meaning set forth in
Section 2.02.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to Holdings, the Company, a Subsidiary Guarantor or the Trustee.

                  "Oxnard Mortgage" means a mortgage, whether arising before or after the Issue Date, on the Company's headquarters located in Oxnard, California.

                  "Paying Agent" has the meaning set forth in Section 2.04.

                  "Payment Blockage Notice" has the meaning set forth in Section 11.02(a)(2).

                  "Payment Default" has the meaning set forth in Section 6.01(5)(A).

                  "Permanent Regulation S Global Note" has the meaning set forth in Section 2.02.

                  "Permitted Business" means any business in which the Company and its Subsidiaries were engaged on the Issue Date, and any business incidental, reasonably related, comple-mentary or ancillary thereto, or which is a reasonable extension thereof as determined in good faith by the Board of Directors of the Company.

                  "Permitted Debt" has the meaning set forth in Section 4.09(c).

                  "Permitted Holders" means the Principals and their Related Parties.

                  "Permitted Investments" means:

                  (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

                  (2)      any Investment in cash and Cash Equivalents;

                  (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                           (a) such Person becomes a Restricted Subsidiary of the Company; or

                           (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

                  (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.12;

                  (5) any Investment or acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or Holdings or out of the proceeds of a substantially concurrent issuance or sale of Equity Interests (other than Disqualified Stock) of the Company or Holdings;

                  (6) any Investments received in compromise of obligations of (A) trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of, or other foreclosure with respect to, any trade creditor or customer, or (B) litigation, arbitration or other similar disputes;

                  (7)      Hedging Obligations;

                  (8)      repurchases of the Notes;

                  (9) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with dispositions of obsolete, worn out or surplus assets or property permitted pursuant to this Indenture;

                  (10) advances, loans or extensions of credit to suppliers in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

                  (11) Investments of any Person (other than Indebtedness of such Person) in existence at the time such Person becomes a Subsidiary of the Company; provided such Investment was not made in connection with or in anticipation of such Person becoming a Subsidiary of the Company;

                  (12) any Investment consisting of a guarantee permitted under Section 4.09;

                  (13) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (14) advances to employees for moving, travel and entertainment, payroll advances and other similar advances to cover matters that are expected at the time of such advances to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (15) loans and advances to employees, officers and directors of Holdings, the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $3,000,000 in aggregate principal amount at any time outstanding;

                  (16) any Investment existing on the Issue Date and any renewal or replacement thereof on terms and conditions not materially less favorable to the Holders of the Notes than the terms of the Investment being replaced;

                  (17) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

                  (18) purchases of shares of any non-wholly owned Subsidiary of the Company from any Person other than Holdings, the Company or any Subsidiary of the Company;

                  (19) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (19), that are at the time outstanding not to exceed $15,000,000; and

                  (20) any Investment by the Company or a Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; provided, that the foregoing Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction; and provided further, that the foregoing Investment is, in the good faith determination of the Board of Directors of the Company, necessary or advisable to effect the applicable Qualified Receivables Transaction.

                  "Permitted Junior Securities" means:

                  (1)      Equity Interests in the Company or any Guarantor; or

                  (2) debt securities that are subordinated to (a) all Senior Debt and Guarantor Senior Debt and (b) any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Debt and Guarantor Senior Debt under this Indenture.

                  "Permitted Liens" means:

                  (1) Liens on assets of the Company or any Restricted Subsidiary securing Indebtedness or other Obligations under Credit Facilities or other Senior Debt or Guarantor Senior Debt that was permitted by the terms of this Indenture to be incurred;

                  (2) Liens securing Acquired Debt that was permitted to be incurred pursuant to Section 4.09, provided that such Liens were not created in connection with or in contemplation of such acquisition or merger transaction pursuant to which the Acquired Debt was incurred and do not extend to any assets other than those acquired or those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

                  (3) (a) Liens securing Indebtedness that was incurred pursuant to Section 4.09(c)(11); or (b) Liens securing Indebtedness that was incurred by non-Guarantor Restricted Subsidiaries (other than Seminis Korea or any of its Restricted Subsidiaries) pursuant to such Section;

                  (4) Liens in favor of the Company and its Restricted Subsidiaries;

                  (5) Liens to secure Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, covering only the assets acquired with or financed by such Indebtedness;

                  (6) Liens on property or shares of Capital Stock of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

                  (7) Liens on property or shares of Capital Stock existing at the time of acquisition of the property or shares of Capital Stock by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition;

                  (8) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (9)      Liens existing on the Issue Date;

                  (10) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                  (11) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

                  (12)     Liens securing Indebtedness under Hedging
         Obligations;

                  (13) Liens securing Indebtedness of the Company or any of its Restricted Subsidiaries with respect to obligations that do not exceed $10,000,000 at any one time outstanding;

                  (14) Liens on goods and documents of title to goods arising in the ordinary course of letter of credit transactions entered into in the ordinary course of business;

                  (15) Liens securing Permitted Refinancing Indebtedness permitted to be incurred under this Indenture to refinance Indebtedness secured by a Lien permitted under this Indenture; provided, however, that such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on or replacements of such property) and the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness at the time the original Lien became a Permitted

         Lien under this Indenture, and (ii) an amount necessary to pay any fees, commissions and expenses, including premiums, related to such Permitted Refinancing Indebtedness;

                  (16)     (a)      Liens of carriers, warehousemen, mechanics,
                  suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business;

                           (b)      easements, rights of way, zoning
                  restrictions, reservations, encroachments and other similar encumbrances in respect of real property;

                           (c) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                           (d) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of banker's acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                           (e) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

                           (f) Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business;

                           (g) any interest or title of a lessor in the property subject to any lease other than a capital lease;

                           (h) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

                           (i) Liens arising from filing Uniform Commercial Code financing statements regarding leases, provided that such Liens do not extend to any property or assets which are not leased property subject to such leases or subleases; and

                           (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (17) Liens on the assets of Unrestricted Subsidiaries, or on the Equity Interests of Unrestricted Subsidiaries, that secure Non-Recourse Debt of Unrestricted Subsidiaries;

                  (18) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction; and

                  (19) Liens created in substitution of or as replacements for any Liens permitted by the preceding clauses (1) through (18) and this clause (19); provided, however, that, based on a good faith determination of an officer of the Company, the Fair Market Value of the assets encumbered under any such substitute or replacement Lien is not greater than the Fair Market Value of the assets encumbered by the otherwise permitted Lien which is being replaced.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses, fees, commissions and premiums incurred in connection therewith) except that the principal amount of such Permitted Refinancing Indebtedness in respect of the Oxnard Mortgage may be increased to up to $20,000,000;

                  (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (4) such Indebtedness is incurred either by the Company or by any Restricted Subsidiary of the Company who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

                  "PII" means PII, LLC, a Delaware limited liability company.

                  "Principals" means investment entities managed or controlled by Fox Paine or its Affiliates.

                  "Private Placement Legend" means the legend initially set forth on the Rule 144A Global Notes and other Notes that are Restricted Notes in the form set forth in Exhibit B or the legend initially set forth on the Temporary Regulation S Global Note in the form set forth in Exhibit C, as the case may be.

                  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

                  "Purchase Date" has the meaning set forth in Section 4.12(d).

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A.

                  "Qualified IPO" means one or more underwritten public offerings of common equity securities of Holdings pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8, or any similar successor form) which offerings generate at least $100,000,000 of gross proceeds to Holdings and which results in the listing of the common equity securities of Holdings on a national securities exchange or authorization for quotation on the Nasdaq National Market System.

                  "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries in which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any related assets, including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

                  "Receivables Subsidiary" means a Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Company's Board of Directors (as provided below) as a Receivables Subsidiary:

                  (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which

                           (a)      is guaranteed by the Company or any
                  Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction),

                           (b) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, or

                           (c) subjects any property or asset of the Company or of any Restricted Subsidiary of the Company (other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction;

                  (2) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

                  (3) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Restricted Subsidiary's financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results.

                  Any such designation by the Company's Board of Directors shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions.

                  "Redemption Date" when used with respect to any Note to be redeemed pursuant to paragraph 5 of the Notes means the date fixed for such redemption pursuant to the terms of the

Notes or, if applicable, such later date as such fixed date may be delayed until any applicable conditions are satisfied.

                  "Reference Period" has the meaning set forth in Section
4.09(a).

                  "refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness. "refinanced" and "refinancing" shall have correlative meanings.

                  "Registrar" has the meaning set forth in Section 2.04.

                  "Register" has the meaning set forth in Section 2.04.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company and the Guarantors and the other parties thereto, as such agreements may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

                   "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Notes" has the meaning set forth in
Section 2.02.

                  "Regulation S Physical Notes" has the meaning set forth in
Section 2.02.

                  "Related Party" means:

                  (1) any controlling stockholder, majority-owned Subsidiary or immediate family member (in the case of an individual) of any one or more Principals; or

                  (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially owning a majority controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

                  "Representative" means any agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

                  "Resale Restriction Termination Date" means, with respect to any Note, the date that is two years (or such other period as may hereafter be provided under Rule 144(k) under the Securities Act or any successor provision thereto as permitting the resale by non-affiliates of Restricted Notes without restriction) after the later of the original issue date in respect of such Note and the last date on which the Company or any Affiliate of the Company was the owner of such Note.

                  "Responsible Officer" shall mean, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee including any vice president, assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, and to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Restricted Note" has the same meaning as "Restricted Security" set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

                  "Restricted Payments" has the meaning set forth in Section 4.10(a).

                  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 144A Global Notes" has the meaning set forth in Section 2.02.

                  "Rule 144A Physical Notes" has the meaning set forth in
Section 2.02.

                  "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc., a New York corporation, or any successor rating agency.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended.

                  "Securitization Financing Amount" means, as of any date, with respect to a Qualified Receivables Transaction, that portion of the Indebtedness of the related Receivables Subsidiary that is attributable to the accounts receivable and related assets of the type described in the definition of "Qualified Receivables Transaction" transferred to such Receivables Subsidiary by or on behalf of the Company and its Restricted Subsidiaries.

                  "Seminis Korea" means Seminis Korea, Inc., a corporation organized under the laws of South Korea.

                  "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

                  (1) all monetary obligations of every nature of the Company under, or with respect to, the Credit Facilities, including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

                  (2)      all Hedging Obligations (and guarantees thereof);

in each case whether outstanding on the Issue Date or thereafter incurred.

                  Notwithstanding the foregoing, "Senior Debt" shall not include:

                  (1) any Indebtedness of the Company to a Subsidiary of the Company;

                  (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation) other than a shareholder who is also a lender (or an Affiliate of a lender) under the Credit Facilities;

                  (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

                  (4)      Indebtedness represented by Disqualified Stock;

                  (5) any liability for federal, foreign, state, local or other taxes owed or owing by the Company;

                  (6) that portion of any Indebtedness incurred in violation of Section 4.09 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate Section 4.09);

                  (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

                  (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

                  "Significant Subsidiary" means any Restricted Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

                  "South Korean Loans" means Indebtedness at any time outstanding incurred by Seminis Korea and its Restricted Subsidiaries.

                  "Specified Assets" means those certain assets located in South Korea and The Netherlands which as of the Issue Date are specified in a schedule to the Credit Agreement.

                  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "Subordinated Indebtedness" means Indebtedness of the Company or any Guarantor that is subordinated or junior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

                  "Subsidiary" means, with respect to any specified Person:

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof);

                  (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof); and

                  (3) any other Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP.

                  "Subsidiary Guarantees" means the Guarantees of the Subsidiary Guarantors.

                  "Subsidiary Guarantors" means each of:

                  (1) the Domestic Subsidiaries of the Company as of the Issue Date; and

                  (2) any other Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture.

                  "Temporary Regulation S Global Notes" has the meaning set forth in Section 2.02.

                  "Temporary Regulation S Global Note Legend" means the legend set forth in Exhibit H.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03).

                  "Total Indebtedness" means, at a particular date, the sum of
(a) the aggregate stated balance sheet amount of all Indebtedness of such Person and its Restricted Subsidiaries and (b) to the extent not included in clause
(a), the aggregate redemption price of any Disqualified Stock, in each case as determined on a consolidated basis in accordance with GAAP at such date.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such
Subsidiary:

                  (1)      has no Indebtedness other than Non-Recourse Debt;

                  (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

                  (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.

                  Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.10. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (2) no Default or Event of Default would be in existence following such designation.

                  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "Weighted Average Life to Maturity" " means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.

SECTION 1.02. Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes.

                  "indenture securityholder" means a Holder or Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "obligor on the indenture securities" means the Company, the Guarantors or any other obligor on the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

SECTION 1.03. Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

                  (2)      "or" is not exclusive;

                  (3) words in the singular include the plural, and in the plural include the singular;

                  (4) words used herein implying any gender shall apply to both genders;

                  (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

                  (6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect on the Issue Date;

                  (7) "$," "U.S. Dollars" and "United States Dollars" each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and

                  (8) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest, was or would be payable in respect thereof.

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01. Amount of Notes.

                  The Trustee shall initially authenticate the Notes for original issue on the Issue Date in an aggregate principal amount of $190,000,000 upon a written order of the Company in the form of an Officers' Certificate of the Company pursuant to Section 2.03 (other than as provided in Section 2.08).

SECTION 2.02. Form and Dating.

                  The Notes and the Trustee's certificate of authentication relating thereto shall be in substantially the forms set forth, or referenced, in Exhibit A annexed hereto and in this Article Two. The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or depositary rule or usage, the certificate of incorporation, bylaws or other similar governing instruments of the Company, agreements to which the Company is subject, if any, or other customary usage, or as may consistently herewith be determined by the Officers of the Company executing such Notes, as evidenced by such execution (provided that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company). Each Note shall be dated the date of its authentication.

                  Initial Notes and any Additional Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in substantially the form set forth in Exhibit A and shall contain the Private Placement Legend set forth in Exhibit B and the Global Note Legend (the "Rule 144A Global Notes"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as provided in Sections 2.16 and 2.17.

                  Initial Notes and any Additional Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary global Notes in substantially the form set forth in Exhibit A and containing the Private Placement Legend as set forth in Exhibit C and the Temporary Regulation S Global Note Legend (the "Temporary Regulation S Global Notes"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the

Company and authenticated by the Trustee as hereinafter provided. At any time following termination of the Distribution Compliance Period (the "Offshore Note Exchange Date"), upon receipt by the Trustee and the Company of a certificate substantially in the form set forth in Exhibit E hereto, one or more permanent Global Notes substantially in the form of Exhibit A hereto and containing the Global Note Legend (the "Permanent Regulation S Global Notes," and together with the Temporary Regulation S Global Notes, the "Regulation S Global Notes") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the Temporary Regulation S Global Note transferred. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as provided in Sections 2.16 and 2.17.

                  Initial Notes and any Additional Notes issued pursuant to
Section 2.07 and Section 2.16 in exchange for or upon transfer of beneficial interests in the Rule 144A Global Notes or Regulation S Global Notes shall be in the form of permanent certificated Notes in substantially the form set forth in Exhibit A containing the Private Placement Legend as set forth in Exhibit B (the "Rule 144A Physical Notes"), or in the form of permanent certificated Notes substantially in the form set forth in Exhibit A containing the Private Placement Legend as set forth in Exhibit C (the "Regulation S Physical Notes"), respectively, as hereinafter provided. No Regulation S Physical Note may be issued until expiration of the applicable Distribution Compliance Period and receipt by the Company and the Trustee from the (x) proposed transferor, of a certificate substantially in the form set forth in Exhibit C or (y) holder of a beneficial interest being exchanged, of certification that such holder is a non-U.S. person or a U.S. person (within the meaning of Regulation S) who acquired such interest in a transaction exempt from the registration requirements of the Securities Act (in which case a Rule 144A Physical Note shall be issued).

                  The Rule 144A Physical Notes and the Regulation S Physical Notes, together with any other certificated notes in registered form, are sometimes collectively referred to as the "Certificated Notes." The Rule 144A Global Notes and the Regulation S Global Notes, together with any other global notes in registered form, are sometimes collectively referred to as the "Global Notes."

                  Initial Notes and Additional Notes offered and sold in reliance on any exemption under the Securities Act other than Regulation S and Rule 144A shall be issued in the form of permanent Certificated Notes substantially in the form set forth in Exhibit A and shall contain the Private Placement Legend as set forth in Exhibit B.

                  Exchange Securities shall be issued substantially in the form set forth in Exhibit A and, subject to Section 2.16, shall be in the form of one or more Global Notes.

SECTION 2.03. Execution and Authentication.

                  The Notes shall be executed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, President, any Vice President, Treasurer or Assistant Treasurer. The signature of any of these officers on the Notes may be manual or facsimile.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver (i) Initial Notes for original issue in the aggregate principal amount not to exceed $190,000,000, (ii) additional Notes ("Additional Notes") from time to time for original issue in aggregate principal amounts specified by the Company and (iii) Exchange Securities from time to time for issue in exchange for a like principal amount of Initial Notes or Additional Notes, in each case specified in clauses (i) through (iii) above, upon a written order of the Company in the form of an Officers' Certificate (an "Authentication Order"), and in the case of clause (ii), upon receipt by the Trustee of an Opinion of Counsel confirming that the Holders of the outstanding Notes shall be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Notes were not issued. Such Officers' Certificates shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Additional Notes or Exchange Securities, that, in the case of Additional Notes, the issuance of such Notes does not contravene any provision of Article Four of this Indenture, whether the Notes are to be issued as one or more Global Notes or Certificated Notes, the name or names of the Initial Holder or Holders and such other information as the Company may include or the Trustee may reasonably request.

                  All Notes shall be dated the date of their authentication.

                  If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

                  The Notes shall be issuable only in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000.

SECTION 2.04. Registrar and Paying Agent.

                  If a Holder has given wire transfer instructions to the Company, the Company shall pay all principal, interest and premium and Additional Interest, if any, on that Holder's Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the paying agent (the "Paying Agent") and registrar (the "Registrar") within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders (the "Register"). The Registrar shall keep a Register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent.

                  The Company shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

                  The Trustee shall initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

SECTION 2.05. Paying Agent To Hold Money in Trust.

                  Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes or the Guarantors), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder, provided that if the Company or an Affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying

Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, provided that, as long as the Trustee is the Registrar, no such list need be furnished.

SECTION 2.07. Transfer and Exchange.

                  Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Notes (and the Guarantors shall execute the Guarantee thereon) evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Company may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any taxes or charges due solely in respect of an exchange pursuant to
Section 2.11, 3.06, 4.08, 4.12 or 8.05 (in which events the Company shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the redemption of Notes, except the unredeemed portion of any Note being redeemed in part.

                  Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

                  Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company's compliance with or have any responsibility with respect to the Company's compliance with any Federal or state securities laws.

SECTION 2.08. Replacement Notes.

                  If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the Guarantee thereon) if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of the Trustee and the Company to protect the Company, the Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company's reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Company for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Company.

SECTION 2.09. Outstanding Notes.

                  The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

                  If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

                  If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any Affiliate of the Company shall be disregarded as though they were not out-standing, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officers' Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11. Temporary Notes.

                  Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12. Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall deliver such canceled Notes to the Company. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13. Defaulted Interest.

                  If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14. CUSIP Number.

                  The Company in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP number.

SECTION 2.15. Deposit of Moneys.

                  Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Certificated Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16. Book-Entry Provisions for Global Notes.

                  (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) to the extent relevant thereto, bear the applicable Private Placement Legend, the Global Note Legend and the Temporary Regulation S Global Note Legend. None of the Company or the Guarantors or any of their agents shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of beneficial ownership interests of, a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  (b) Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 2.17. Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as required in connection with transfers of interests therein pursuant to Section 2.17(b) or 2.17(g) or as may be required by the Company or the Trustee in connection with transfers pursuant to Section 2.17(i), and (ii) that Rule 144A Physical Notes or, subject to Section 2.17(h), Regulation S Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Rule 144A Global Note or the Regulation S Global Note, respectively, in the event that (A) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the applicable Global Note and a successor depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary. In addition, beneficial interests in a Global Note may be exchanged for a Certificated Note upon request but only upon at least 20 days' prior written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures. In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners for a Certificated Note pursuant to this Section 2.16(b), the Registrar shall record on its books and records (and make a notation on the Global Note of) the date and a decrease in the principal amount of such Global
Note in an amount equal to the beneficial interest in the Global Note being transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and principal amount of authorized denominations. In connection with a transfer of an entire Global Note to beneficial owners pursuant to this Section 2.16(b), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at maturity of 144A Physical Notes (in the case of the 144A Global Note) or Regulation S Physical Notes (in the case of the Regulation S Global Note), as the case may be, of authorized denominations.

                  (c) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

                  (d) The Company, the Guarantors, any other obligor upon the Notes or the Trustee, in the discretion of any of them, may treat as the act of a Holder any instrument or writ-ing of any Person that is identified by the Depositary as the owner of a beneficial interest in the Global Note.

                  (e) Any Rule 144A Physical Note delivered in exchange for an interest in the Rule 144A Global Note pursuant to Section 2.16(b) shall, except as otherwise provided in Section 2.17, bear the Private Placement Legend as set forth in Exhibit B.

SECTION 2.17. Special Transfer Provisions.

                  (a) Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

                  (1) if it complies with all other applicable requirements of this Indenture (including Section 2.07 and Section 2.16); and

                  (2) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or to a transferee who has advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (3) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Certificated Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Certificated Note to be transferred, and the Trustee shall cancel the Certificated Note so transferred.

                  (b) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                  (1) the Registrar shall register the transfer of any Note constituting a Restricted Note whether or not such Note bears the applicable Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or (y)(1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit G hereto and any legal opinions and certifications required thereby or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto;

                  (2) if the proposed transferor is a participant holding a beneficial interest in a Global Note, upon receipt by the Registrar of
         (x) the certificate, if any, required by Section 2.17(b)(i) and (y) written instructions given in accordance with the Depositary's and the Registrar's procedures, (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Certificated Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred and (b) the Company shall execute and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount; and

                  (3) in the case of a transfer to a Non-U.S. Person, if the proposed transferee is a Participant, and the Notes to be transferred consist of Certificated Notes which after transfer are to be evidenced by an interest in a Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of the Certificated Note to be transferred, and the Trustee shall cancel the Certificated Note so transferred.

                  (c) Transfers of Interests in the Temporary Regulation S Global Notes. With respect to registration of any proposed transfer of interests in any Temporary Regulation S Global Note, the Registrar shall register the transfer of any interest in such Note only

                  (1) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto and shall take delivery in the form of an interest in the Temporary Regulation S Global Note; or

                  (2) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Note stating, or has otherwise certified to the Company and the Registrar in writing, that the sale has been made in compliance with provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (3) upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures.

                  (d) Transfers to Non-U.S. Persons. With respect to the registration of any proposed transfer of a Note that is a Restricted Note to a Non-U.S. Person (except for any transfer referred to in Section 2.17(c)), the Registrar shall register such transfer:

                  (1) if it complies with all other applicable requirements of this Indenture (including Section 2.07 and Section 2.16);

                  (2) if the proposed transfer is to be made prior to the end of the Distribution Compliance Period, upon receipt of a certificate substantially in the form of Exhibit E hereto from the proposed transferor;

                  (3) if the proposed transfer is to be made after the end of the Distribution Compliance Period and the Note to be transferred is a 144A Physical Note or an interest in the Rule 144A Global Note, only upon receipt of a certificate substantially in the form of Exhibit B from the proposed transferor; and

                  (4) if the proposed transferor or transferee is or is acting through an Agent Member, upon receipt by the Registrar of written instructions in accordance with the Depositary's and the Registrar's procedures.

                  (e) Transfers Pursuant to Rule 144. With respect to the registration of any proposed transfer of a Note that is a Restricted Note pursuant to the exemption from registration under the Securities Act provided by Rule 144, the Registrar shall register such transfer:

                  (1) if it complies with all other applicable requirements of this Indenture (including Section 2.07 and Section 2.16); and

                  (2) if such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Note stating, or has otherwise certified to the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144; and

                  (3) if the proposed transferor or transferee is or is acting through an Agent Member, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures.

                  Each of the Company and the Trustee may require additional opinions, certifications or other evidence as may be reasonably required to confirm that any such proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.

                  (f) Transfers to the Company. With respect to the registration of any proposed transfer of a Note to the Company, the Registrar shall register such transfer:

                  (1) if it complies with all other applicable requirements of this Indenture (including Section 2.07 and Section 2.16); and

                  (2) if such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Note stating, or has otherwise certified to the Company and the Registrar in writing, that the sale has been made to the Company; and

                  (3) if the proposed transferor is or is acting through an Agent Member, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures.

                  (g) Other Transfers. The Registrar shall effect and register, upon receipt of a written request from the Company to do so, a transfer not otherwise permitted by this Section 2.17, such registration to be done in accordance with the otherwise applicable provisions of this Section 2.17, upon the furnishing by the proposed transferor or transferee of a written Opinion of Counsel (which opinion and counsel are satisfactory to the Company and the Trustee) to the effect that, and such other certifications or evidence as the Company may require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and otherwise in compliance with applicable state securities laws.

                  (h) Limitation on Issuance of Certificated Notes. No Physical Note shall be exchanged for a beneficial interest in any Global Note, except in accordance with Section 2.16 and this Section 2.17.

                  (i) Execution, Authentication and Delivery of Certificated Notes. In any case in which the Registrar is required to deliver a Physical Note to a transferor or transferee, the Company shall execute, and the Trustee shall authenticate and make available for delivery, such Physical Note.

                  (j) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Company to such effect or (iii) the requested transfer is after the Resale Restriction Termination Date (provided, however, that neither the Company nor an Affiliate of the Company has held any beneficial interest in such Note or portion thereof at any time since the Issue Date).

                  (k) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

                  (l) Certain Transfers in Connection with and After the Exchange Offer Under the Registration Rights Agreement. Notwithstanding any other provision of this Indenture:

                  (1) no Exchange Securities may be exchanged by the Holder thereof for a Note issued on the Issue Date;

                  (2) accrued and unpaid interest on the Notes issued on the Issue Date being exchanged in the Exchange Offer shall be due and payable on the next Interest Payment Date for the Exchange Securities following the Exchange Offer and shall be paid to the Holder on the relevant record date of the Exchange Securities issued in respect of the Note issued on the Issue Date being exchanged; and

                  (3) interest on the Note issued on the Issue Date being exchanged in the Exchange Offer shall cease to accrue on the date of completion of the Exchange Offer and interest on the Exchange Securities to be issued in the Exchange Offer shall accrue from the date of the completion of the Exchange Offer.

                  (4) The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18. Computation of Interest.

                  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Election To Redeem; Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, at least 30 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee, no later than two Business Days prior to the Redemption Date, an Officers' Certificate stating that such redemption shall comply with the conditions contained in paragraph 5 of the Notes.

SECTION 3.02. Selection by Trustee of Notes To Be Redeemed.

                  If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption as follows:

                  (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

                  (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate;

                  provided that no Notes of $1,000 or less shall be redeemed in part.

                  The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, will be redeemed.

SECTION 3.03. Notice of Redemption.

                  At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04, except that notices of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a discharge of this Indenture pursuant to Section 9 of this Indenture.

                  The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

                  (1)      the Redemption Date;

                  (2)      the appropriate calculation of the redemption price;

                  (3) if fewer than all outstanding Notes are to be redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

                  (4)      the name and address of the Paying Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

                  (7) which subsection of paragraph 5 of the Notes is the provision of the Notes pursuant to which the redemption is occurring; and

                  (8) the aggregate principal amount of Notes that are being redeemed.

                  In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition or conditions, and if applicable, shall state that, in the Company's discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date as stated in such notice, or by the Redemption Date as so delayed.

                  At the Company's written request made at least five Business Days (unless a shorter notice shall be agreed to in writing by the Trustee) prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

SECTION 3.04. Effect of Notice of Redemption.

                  Once the notice of redemption described in Section 3.03 is mailed, the Notes so to be redeemed shall, on the Redemption Date and, if applicable, upon satisfaction of any conditions to such redemption set forth in such notice of redemption, become due and payable at the redemption price, including any premium, plus interest accrued to such Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Such notice, if mailed in the manner provided in Section 3.03 shall be conclusively presumed to have been given whether or not the Holder receives such notice.

SECTION 3.05. Deposit of Redemption Price.

                  (a) On or prior to 1:00 p.m., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

                  (b) On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with
Section 3.05(a) above, the Notes called for redemption shall cease to accrue interest and the only right of the Holders of such Notes shall be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest shall be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

SECTION 3.06. Notes Redeemed in Part.

                  If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder of Notes upon cancellation of the original Note. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption.

SECTION 3.07. Other Mandatory Redemption.

                  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01. Payment of Notes.

                  The Company shall pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

                  The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02. Maintenance of Office or Agency.

                  (a) The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company or any Guarantor in respect of the Notes, the Guarantees and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company and each Guarantor hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

                  (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04.

SECTION 4.03. Legal Existence.

                  Subject to Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the material rights (charter and statutory), and franchises of the Company and the Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of the Company or any of its Restricted Subsidiaries if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.04. [Reserved]

SECTION 4.05. Waiver of Stay, Extension or Usury Laws.

                  The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.06. Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 95 days after the end of each fiscal year of the Company commencing with the Company's fiscal year ending September 30, 2003 an Officers' Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signers thereof the Company and any Restricted Subsidiary is in default in the performance and observance of any of the terms, provisions and conditions of Section 5.01 or Sections 4.01 to 4.19, inclusive, and if the Company shall be in default, specifying all such defaults, the nature and status thereof of which they may have knowledge and what action the Company and the Guarantors are taking or propose to take with respect thereto. Such determination shall be made without regard to notice requirements or periods of grace.

                  (b) The Company shall deliver to the Trustee, as soon as possible and in any event no later than 10 Business Days after the Company becomes aware or should reasonably become aware of the occurrence of a Default or an Event of Default or an event which, with notice or the lapse of time or both, would constitute a Default or Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default, and the action which the Company is taking or proposes to take with respect to such Default or Event of Default.

                  (c) The Company shall deliver to the Trustee, within 95 days after the end of each fiscal year, a written statement by the Company's independent public accountants stating whether, in connection with their audit of the Company's financial statements, any event which would constitute an Event of Default as defined herein insofar as they relate to accounting matters has come to their attention and, if such an Event of Default has come to their attention, specifying the nature and period of the existence thereof.

SECTION 4.07. Payment of Taxes.

                  The Company shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.08. Repurchase at the Option of Holders upon Change of Control.

                  (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to offer to repurchase (a "Change of Control Offer") all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes pursuant to a Change of Control Offer on the terms set forth herein. In the Change of Control Offer, the Company shall offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the date of purchase (the "Change of Control Payment Date").

                  (b) Within 30 days following the date on which the Company becomes aware that a Change of Control has occurred, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed.

                  (c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations con-flict with this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of such conflict.

                  (d) On the Change of Control Payment Date, the Company shall, to the extent lawful:

                  (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

                  (e) The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

                  (f) The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (g) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or
(ii) a notice of redemption pursuant to Section 3.03 is delivered, unless and until there is a default in payment of the applicable redemption price.

                  (h) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. Notes repurchased by the Company pursuant to a Change of Control Offer shall have the status of notes issued but not outstanding or shall be retired and canceled, at the option of the Company. Notes purchased by a third party pursuant to the preceding paragraph shall have the status of notes issued and outstanding.

SECTION 4.09. Limitation on Indebtedness and Issuance of Preferred Stock.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries of the Company (other than Seminis Korea or any of its Restricted Subsidiaries) may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Leverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available (the "Reference Period") immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would not have exceeded the Leverage Test in effect on and as of the last days of the applicable Reference Period, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

                  (b) Notwithstanding any other provision of this Section 4.09, in no event shall the non-Guarantor Restricted Subsidiaries (other than Seminis Korea or any of its Restricted Subsidiaries) be permitted to incur Indebtedness (other than Indebtedness permitted pursuant to Section 4.09(c)(5)) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding in excess of the greater of (x) $30,000,000 (or the U.S. Dollar equivalent thereof) and (y) the sum of 15% of the book value of the accounts receivable and inventory of all of the non-Guarantor Restricted Subsidiaries (other than Seminis Korea or any of its Restricted Subsidiaries) as set forth at the end of the most recently completed fiscal period for which internal balance sheets of such non-Guarantor Restricted Subsidiaries are available.

                  (c) Section 4.09(a) above shall not prohibit the incurrence or existence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (1) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the aggregate maximum amount then available to be drawn thereunder) not to exceed $260,000,000 (or the U.S. Dollar equivalent thereof) (provided that such aggregate amount shall be reduced to the extent of any reduction or elimination of any commitment under any Credit Facility resulting from or relating to the formation of any Receivables Subsidiary or the consummation of any Qualified Receivables Transaction), less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the Issue Date to repay any term In-debtedness under a Credit Facility incurred under this clause (1) or to repay any revolving credit Indebtedness under a Credit Facility incurred under this clause (1) and effect a corresponding commitment reduction thereunder pursuant to Section 4.12(b)(1);

                  (2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

                  (3) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes and the related Subsidiary Guarantees to be issued on the Issue Date and the Exchange Securities and the related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement;

                  (4) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under Section 4.09(a) above or Section 4.09(c) (2), (3) or (4);

                  (5) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

                           (A) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness (other than any Indebtedness between or among the Company and any Subsidiary Guarantor), such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and

                           (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.09(c)(5);

                  (6) the incurrence by the Company of Hedging Obligations that are incurred in the ordinary course of business and not for speculative purposes;

                  (7) the guarantee by the Company or any Subsidiary Guarantor of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09;

                  (8) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock, as the case may be, shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 4.09;

                  (9) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under (or constituting reimbursement obligations with respect to) letters of credit, surety, performance or appeal bonds, completion guarantees, escrow agreements or similar instruments issued in connection with the ordinary course of business, including letters of credit or similar instruments in respect of self-insurance and workers' compensation obligations;

                  (10) Indebtedness of the Company or of any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is satisfied within five Business Days;

                  (11) the incurrence of the South Korean Loans in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $30,000,000 (or the U.S. Dollar equivalent thereof);

                  (12) Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Company;

                  (13) the issuance by any of the Company's Restricted Subsidiaries to the Company or any of its Restricted Subsidiaries of shares of preferred stock, provided that (a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company and (b) any sale or other transfer of any such preferred stock to a Person that is neither the Company nor a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an issuance of preferred stock by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.09(c)(13);

                  (14) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse (other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction) to the Company or to any Restricted Subsidiary of the Company or its assets (other than such Receivables Subsidiary and its assets), and is not guaranteed by any such Person; provided that any outstanding Indebtedness incurred under this clause (14) shall reduce (for so long as, and to the extent that, the Indebtedness referred to in this clause (14) remains outstanding) the aggregate amount permitted to be incurred under Section 4.09(c)(1) above to the extent set forth therein;

                  (15) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or the Equity Interests of any Person owning such assets), in an aggregate principal amount not to exceed $12,500,000 at any time outstanding; and

                  (16) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $25,000,000.

                  Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded as a result of fluctuations in the exchange rates of currencies. For purposes of determining compliance with this Section 4.09, (1) the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded, and (2) in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to Section 4.09(a), the Company in its sole discretion shall be permitted to divide and classify such item of Indebtedness on the date of its incurrence, or later classify, reclassify or divide all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09; provided that Indebtedness incurred under the Credit Agreement on the Issue Date shall be deemed to have been incurred on such date in reliance on clause (1) of this Section 4.09(c) and may not be reclassified.

                  Furthermore, it being understood, that notwithstanding Section
4.09 or any other provision of this Indenture, on the Issue Date, the Company may incur $100,000,000 of Indebtedness consisting of a one-day loan from Citibank North America, Inc. or an affiliate thereof in order to facilitate and finance the Acquisition Transactions.

SECTION 4.10. Limitation on Restricted Payments.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);

                  (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

                  (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees (excluding any intercompany Indebtedness between the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

                  (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

                  (A) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

                  (B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.09(a); and

                  (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (8), (9) and (10)(y) of
         Section 4.10(b)), is less than the sum, without duplication, of:

                           (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                           (ii) 100% of the aggregate net cash proceeds and the Fair Market Value of Marketable Securities and other assets used or useful in a Permitted Business or the Capital Stock of a Person engaged in a Permitted Business received by the Company since the Issue Date as a contribution to its common equity capital or from or in respect of the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or the issue or sale of Equity Interests of Holdings (to the extent the proceeds thereof are contributed to the Company by Holdings) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (including such cash proceeds received in connection with any such conversion or exchange) (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

                           (iii)    the net reduction in any Restricted
                  Investment that was made after the Issue Date resulting from cash payments of interest on Indebtedness, dividends, repayments of loans or advances, in each case to the Company or any of its Restricted Subsidiaries; plus

                           (iv)     to the extent that any Unrestricted
                  Subsidiary of the Company is redesignated as a Restricted Subsidiary of the Company after the Issue Date, the lesser of
                  (i) the Fair Market Value of the Company's Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary; plus

                           (v) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Restricted Investments that were made after the Issue Date, provided that the sum of all amounts added pursuant to this clause (e) shall not exceed the aggregate initial amount of all such Restricted Investments that have been made since the Issue Date; plus

                           (vi) the amount by which Indebtedness of the Company or any of its Restricted Subsidiaries is reduced on the Company's consolidated balance sheet upon the conversion or exchange after the Issue Date of any such Indebtedness incurred after the Issue Date into or for Capital Stock (other than Disqualified Stock); plus

                           (vii) the initial amount of any Restricted Investment that was made after the Issue Date in a Person that becomes a Restricted Subsidiary.

                  (b) So long as no Default has occurred and is continuing or would be caused thereby (except as to clauses (1), (2), (4), (10), (11) and (12) of this Section 4.10(b), where such restriction does not apply), the provisions of Section 4.10(a) shall not prohibit:

                  (1) the payment of any dividend or the consummation of any irrevocable redemption of Notes within 60 days after the date of declaration of the dividend or giving of any such redemption notice, as the case may be, if at the date of declaration or notice the dividend or redemption payment would have complied with the provisions of this Indenture;

                  (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, or capital contribution relating to, Equity Interests of the Company (other than Disqualified Stock) or the issue or sale of Equity Interests of Holdings (to the extent the proceeds thereof are contributed to the Company by Holdings); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (C)(ii) of Section 4.10(a);

                  (3) the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (4) (x) the repurchase of Equity Interests of the Company or Holdings deemed to occur upon the cashless exercise of stock options, warrants, convertible or exchangeable securities or other similar Equity Interests if such Equity Interests represent a portion of the exercise or exchange price of such options, warrants, convertible or exchangeable securities or other similar Equity Interests; and (y) payments to fund the purchase by the Company or Holdings of fractional shares arising out of stock dividends, splits or combinations or business combinations;

                  (5) the repurchase of any Subordinated Indebtedness or Disqualified Stock of the Company or any securities of Holdings (including, with respect to the repurchase of securities of Holdings, by means of a dividend or distribution of cash by the Company to Holdings) at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness or Disqualified Stock of the Company or such securities of Holdings in the event of a Change of Control pursuant to a provision similar to Section 4.08; provided that prior to consummating any such repurchase, the Company has made the Change of Control Offer required by this Indenture and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer;

                  (6) the repurchase of any Subordinated Indebtedness or Disqualified Stock of the Company or any securities of Holdings (including, with respect to the repurchase of securities of Holdings, by means of a dividend or distribution of cash by the Company to Holdings) at a purchase price not greater than 100% of the principal amount of such Subordinated Indebtedness or Disqualified Stock of the Company or such securities of Holdings in the event of an Asset Sale pursuant to a provision similar to Section 4.12; provided that prior to consummating any such repurchase, the Company has made the Asset Sale Offer required by Section 4.12(c) and has repurchased all Notes validly tendered for payment in connection with such Asset Sale Offer;

                  (7) payments to fund the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings or the Company held by any current or former director, officer, employee or consultant of Holdings, the Company or any Restricted Subsidiary of the Company (A) upon the death, disability or termination of employment of such director, officer, employee or consultant or to the extent required pursuant to employee benefit plans, employment agreements or consulting agreements or (B) pursuant to any equity subscription agreement, stock option agreement, stockholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not in any fiscal year exceed the lesser of (i) the sum of (x) $2,000,000 and (y) the aggregate amount of Restricted Payments permitted (but not made) pursuant to this clause (7) in prior fiscal years following the Issue Date and (ii) $5,000,000; provided, further, that such amount in any fiscal year may be increased by an amount not to exceed (x) the cash proceeds from the issue or sale of Equity Interests of the Company (or from the issue or sale of Equity Interests of Holdings to the extent the proceeds thereof are contributed to the Company by Holdings) to any such directors, officers, employees or consultants that occurs after the Issue Date (to the extent that the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause
         (a)(C)(ii) of this Section 4.10) plus (y) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date;

                  (8) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued on or after the Issue Date in accordance with Section 4.09(a);

                  (9) payments to fund any payments that are made to consummate the Acquisition Transactions pursuant to or contemplated by the Acquisition Transactions Agreements (including, without limitation, payments made in connection with the exercise of appraisal rights under
         Section 262 of the Delaware General Corporation Law);

                  (10) the making of distributions, loans or advances in an amount not to exceed (x) $1,000,000 in any fiscal year to pay the ordinary operating costs of Holdings (includ-ing, without limitation, directors' fees, indemnification obligations, professional fees and expenses) plus (y) any other amounts of corporate overhead expenses payable by Holdings which were deducted in calculating Consolidated Net Income of the Company in accordance with this Indenture;

                  (11) the payment by the Company of cash dividends to Holdings in the amounts and at the times of any payment by Holdings in respect of taxes, provided that (x) the amount of cash dividends paid pursuant to this clause (11) to enable Holdings to pay federal, state, local and foreign income taxes at any time shall not exceed the lesser of (A) the amount of such federal, state and foreign income taxes owing by Holdings at such time for the respective period and (B) the amount of such federal, state, local and foreign income taxes that would be owing by the Company and its Subsidiaries on a consolidated basis for such period if determined without regard to Holdings' ownership of the Company and (y) any refunds shall promptly be returned by Holdings to the Company; and

                  (12) additional Restricted Payments not to exceed $15,000,000 in the aggregate.

                  (c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.10 shall be determined by the Board of Directors of the Company, whose resolution with respect thereto shall be delivered to the Trustee.

SECTION 4.11. Limitation on Liens.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or suffer to exist, any Lien (other than Permitted Liens or Liens securing Senior Debt or Guarantor Senior Debt) upon any of its property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless:

                  (a) if such Lien secures senior subordinated Indebtedness, the Notes or the applicable Subsidiary Guarantee are secured on an equal and ratable basis with such Indebtedness; and

                  (b) if such Lien secures Subordinated Indebtedness, such Lien shall be subordinated to a Lien securing the Notes or the applicable Subsidiary Guarantee in the same property as that securing such Lien to the same extent as such subordinated obligations are subordinated to the Notes and the Subsidiary Guarantees, in each case until such time as the applicable Indebtedness is no longer secured by such Lien.

SECTION 4.12. Limitation on Asset Sales.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

                  (2) the Fair Market Value is determined by the Company and evidenced by an Officers' Certificate delivered to the Trustee; provided, however, that with respect to any Asset Sale or series of related Asset Sales involving aggregate consideration in excess of $15,000,000, such determination shall be made by the Company's Board of Directors and evidenced by a resolution of the Board of Directors; and

                  (3) at least 75% (50% in the case of Specified Assets) of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

                           (A) any liabilities, as shown on the Company's most recent consolidated balance sheet or in the Notes thereto, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from further liability;

                           (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of their receipt, to the extent of the cash received in that conversion;

                           (C) any Capital Stock or assets of the kind referred to in Section 4.12(b)(3) or (4); and

                           (D) accounts receivable of a business, retained by the Company or one of its Restricted Subsidiaries following the sale of such business; provided that such accounts receivable (x) are not past due more than 60 days and (y) do not have a payment date greater than 90 days from the date of the invoice creating such accounts receivable.

                  (b) Within 360 days after the receipt of Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may apply those Net Proceeds at its option:

                  (1) to repay outstanding Senior Debt of the Company or any Restricted Subsidiary of the Company (including Indebtedness or other obligations under any Credit Facility), and thereafter, repay any other outstanding Indebtedness of the Company or any Restricted Subsidiary of the Company, and, in each case, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

                  (2) to make one or more capital expenditures to be used in a Permitted Business;

                  (3) to acquire all or substantially all of the assets of, or a majority of the Capital Stock of, another Permitted Business; and

                  (4) to acquire other assets that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, the Company or any Restricted Subsidiary of the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

                  (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.12(b) above shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall make an offer (an "Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis in proportion to the respective principal amounts (or accreted values, as applicable) of the Notes and such pari passu Indebtedness then outstanding. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

                  (d) Within 15 Business Days after the Company is obligated to make an Asset Sale Offer as described in Section 4.12(c), the Company shall send a written notice, by first-class mail, to the Holders of Notes with a copy to the Trustee, accompanied by such information regarding the Company and the Guarantors as the Company in good faith believes shall enable such Holders to make an informed decision with respect to such Asset Sale Offer. Such notice shall state, among other things, the purchase price and the purchase date (the "Purchase Date"), which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 20 Business Days nor later than 60 Business Days from the date such notice is mailed.

                  (e) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Holders of the Notes as provided in
Section 4.12(d), the Company shall deliver to the Trustee an Officers' Certificate as to (1) the amount of the Asset Sale Offer (the "Offer Amount"),
(2) the allocation of the Net Proceeds from the Asset Sale pursuant to which such Asset Sale Offer is being made and (3) the compliance of such allocation with the provisions of this Section 4.12. On or before the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or a wholly owned Subsidiary is the Paying Agent, shall segregate and hold in trust) in Cash Equivalents (other than in those enumerated in clause (2) of the definition of "Cash Equivalents"), maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by the opening of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section 4.12. Upon the expiration of the period for which the Asset Sale Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period.

                  (f) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date a telegram, telex, facsimile transmission, electronic mail or letter setting forth the name of the Holder, the principal amount of the Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on pro rata basis for all Notes (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                  (g) At the time the Company or its agent delivers Notes to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.12. A Note shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.

                  (h) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this
Section 4.12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.12 by virtue of such conflict.

SECTION 4.13. Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, provided that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed to be a restriction on the ability to make distributions on Capital Stock;

                  (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

                  (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

                  (b) However, the restrictions set forth in Section 4.13(a) shall not apply to encumbrances or restrictions existing under or by reason of:

                  (1) agreements or instruments (including agreements or instruments governing Existing Indebtedness and Credit Facilities) as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreements or instruments as in effect on the Issue Date;

                  (2) Credit Facilities, provided that the encumbrances or restrictions contained therein are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the Issue Date;

                  (3)      this Indenture, the Notes and the Subsidiary
         Guarantees;

                  (4)      applicable law, rule, regulation or order;

                  (5)      Hedging Obligations entered into from time to time;

                  (6) any instrument of a Person acquired or assumed by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition or assumption (except to the extent such instrument was created, executed, incurred or assumed, as the case may be, in connection with or in contemplation of such acquisition) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such instrument, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such instrument at the time of such acquisition or assumption, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided, further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                  (7) customary non-assignment provisions in leases, licenses or other contracts and agreements entered into in the ordinary course of business;

                  (8) purchase money obligations or Capital Lease Obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in
         Section 4.13(a)(3);

                  (9) any agreement for the sale or other disposition of the assets or Capital Stock of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

                  (10) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions, than those contained in the agreements governing the Indebtedness being refinanced;

                  (11) Liens securing Indebtedness otherwise permitted to be incurred under Section 4.11 that limit the right of the debtor to dispose of the assets subject to such Liens;

                  (12) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

                  (13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

                  (14) Indebtedness or other contractual requirements of a Receivables Subsidiary governing a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary;

                  (15)     any Permitted Investment;

                  (16) any mortgage financing or mortgage refinancing that imposes restrictions on the real property securing such Indebtedness; and

                  (17) any agreement governing Indebtedness permitted to be incurred pursuant to Section 4.09; provided that (A) the provisions relating to such Indebtedness, taken as a whole, are not materially more restrictive as determined by the Board of Directors of the Company than the provisions contained in the Credit Agreement or in this Indenture as in effect on the Issue Date and (B) such encumbrance or restriction is not expected to make the Company unable to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of the Company.

SECTION 4.14. Limitation on Transactions with Affiliates.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

                  (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and if in the good faith judgment of the Board of Directors of the Company no comparable transaction is available with which to compare such Affiliate Transaction, and such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and

                  (2)      the Company delivers to the Trustee:

                           (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.14 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

                           (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15,000,000 or with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000 as to which there are no disinterested members of the Board of Directors of the Company or as to which the Company or such Restricted Subsidiary otherwise chooses, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

                  (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of
Section 4.14(a):

                  (1) any employment agreement or employee benefit plan (including any incentive plan) or similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business with officers, directors or employees of Holdings, the Company or any such Restricted Subsidiary, including any issuance of securities (including stock options or similar rights), or other payments, awards or grants in cash, securities (including stock options or similar rights) or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of Holdings or the Company, as the case may be, in the ordinary course of business;

                  (2) transactions between or among the Company and/or its Restricted Subsidiaries;

                  (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in, or controls, such Person;

                  (4) payment of reasonable compensation, fees (including director's fees and benefits), and indemnities and insurance provided for by Holdings' or the Company's charter, by-laws and written agreements, to employees, consultants, stockholders, officers and directors of Holdings, the Company or any of its Restricted Subsidiaries in the ordinary course of business;

                  (5) issuances and sales of Equity Interests (other than Disqualified Stock) to, or receipt of capital contributions from, Affiliates of the Company;

                  (6) Restricted Payments and Permitted Investments that are permitted by Section 4.10;

                  (7) any transaction pursuant to any agreement in existence on the Issue Date, as such agreement is in effect on the Issue Date;

                  (8) transactions (A) between the Company or any of its Restricted Subsidiaries and a Receivables Subsidiary and (B) between a Receivables Subsidiary and any Person in which such Receivables Subsidiary has an Investment that in the case of (A) or (B) above, in the good faith determination of the Board of Directors of the Company, are necessary or advisable to effect the Qualified Receivables Transaction;

                  (9) payments, advances or loans to employees, officers and directors of Holdings, the Company, and its Restricted Subsidiaries that are approved by a majority of the Board of Directors of the Company or Holdings, as the case may be, in good faith in an aggregate amount not to exceed $3,000,000 in an aggregate principal amount at any time outstanding;

                  (10) provision of administrative or management services by Holdings, the Company or its Subsidiaries or any of their directors, officers or employees to any of their respective Subsidiaries in the ordinary course of business;

                  (11) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries;

                  (12) consummation of the Acquisition Transactions, including but not limited to execution and consummation of the Acquisition Transactions Agreements and the payment of all fees, expenses, consideration and other amounts paid or to be paid in connection therewith;

                  (13) payments by the Company or any of its Restricted Subsidiaries to Fox Paine and its Affiliates for any financial advisory, financing, underwriting or other placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Company, and payments pursuant to the Management Fee Letter and any amendment or supplement thereto that is no less favorable to the Company than such management agreement as in effect on the Issue Date; and

                  (14) the existence of, or the performance by Holdings, the Company or any of its Restricted Subsidiaries of its obligations under the terms of any stockholders' agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter, provided, however, that the existence of, or the performance by Holdings, the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (14) to the extent that the terms of the amendment or new agreement are not otherwise disadvantageous to the Holders of notes in any material respect.

SECTION 4.15. Designation of Restricted and Unrestricted Subsidiaries.

                  The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under
Section 4.10(a) or under one or more clauses of the definition of "Permitted Investments," as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

SECTION 4.16. Payments for Consent.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.17. Reports.

                  Whether or not required by the Commission, so long as any notes are outstanding, Holdings shall furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

                  (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Holdings were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Holdings' certified independent accountants; and

                  (2) all current reports that would be required to be filed with the Commission on Form 8-K if Holdings were required to file such reports.

                  In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, Holdings shall file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission shall not accept such a filing) and make such information available to prospective investors upon request. In addition, the Company, Holdings and the Subsidiary Guarantors have agreed that, for so long as the Notes are not freely transferable under the Securities Act, they shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.18. Creation of Subsidiaries; Additional Subsidiary Guarantees.

                  If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than a Receivables Subsidiary) after the Issue Date, excluding all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries, and that newly acquired or created Domestic Subsidiary guarantees Indebtedness under the Credit Agreement, then that newly acquired or created Domestic Subsidiary shall become a Subsidiary Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the Trustee within 10 Business Days of the date on which it was acquired or created.

SECTION 4.19. Prohibition on Incurrence of Senior Subordinated Debt.

                  The Company shall not, and shall not permit any Restricted Subsidiary of the Company that is a Subsidiary Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or such Subsidiary Guarantor's Subsidiary Guarantee, as the case may be, and subordinate in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01. Merger, Consolidation and Sale of Assets.

                  (a) The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

                  (1) either: (A) the Company is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

                  (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

                  (3) immediately after such transaction, no Default or Event of Default exists;

                  (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.09(a); and

                  (5) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereof comply with this
         Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 shall not apply to the merger or consolidation of any Restricted Subsidiary of the Company with or into the Company or any Guarantor or to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of the Guarantors.

                  Notwithstanding the foregoing clauses (3) and (4), the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in any state of the United States or the District of Columbia.

                  (b) A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

                  (1) except in the event such Subsidiary Guarantor is the surviving Person, immediately after giving effect to that transaction, no Default or Event of Default exists; and

                  (2)      either:

                           (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of such Subsidiary Guarantor under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

                           (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture; and

                  (3) the Subsidiary Guarantor or the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereof comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

SECTION 5.02. Successor Person Substituted.

                  Upon any consolidation or merger, or any transfer of all or substantially all of the assets of either the Company or any Subsidiary Guarantor in accordance with Section 5.01 above other than in the circumstances described in clause (1) or (2) of Section 10.03, the successor cor-poration formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power the Company or such Subsidiary Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Company or such Subsidiary Guarantor herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes and the applicable Guarantee, as the case may be.

                                  ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

                  Each of the following is an "Event of Default":

                  (1) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes (whether or not prohibited by Article Eleven);

                  (2) default in payment when due of the principal of, or premium, if any, on the Notes (whether or not prohibited by Article Eleven);

                  (3) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with the repurchase obligation under Section 4.08, the repurchase obligation under Section 4.12 or Section 5.01 (whether or not prohibited by Article Eleven);

                  (4) failure by the Company or any of its Restricted Subsidiaries to comply with any of the other agreements in this Indenture for 60 days after written notice to the Company specifying such failure ("Notice of Default") from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

                  (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

                           (A) is caused by a failure to pay principal at final maturity on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"), or

                           (B)      results in the acceleration of such
                  Indebtedness prior to its express maturity,

         and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10,000,000 or more;

                  (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10,000,000 to the extent such judgment is not covered by insurance or is in excess of insurance coverage, which judgments are not paid, discharged or stayed for a period of 60 days;

                  (7) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Guarantee;

                  (8)      the Company or any Significant Subsidiary (other than
         PII) pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary insolvency proceeding;

                           (B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;

                           (C) consents to the appointment of a Custodian of it or for any substantial part of its Property; or

                           (D) makes a general assignment for the benefit of its creditors.

                           (E) or takes any comparable action under any foreign laws relating to insolvency; provided, however, that the liquidation of any Restricted Subsidiary into another Restricted Subsidiary, other than as part of a credit reorganization, shall not constitute an Event of Default under this Section 6.01(8); or

                  (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against any Significant Subsidiary in an involuntary insolvency proceeding;

                           (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its Property; or

                           (C) orders the winding up, liquidation or dissolution of the Company or any Significant Subsidiary;

                           (D) grants any similar relief under any foreign laws;

         and in each such case the order or decree remains unstayed and in effect for 90 days.

SECTION 6.02. Acceleration of Maturity; Rescission.

                  (a)      In the case of an Event of Default arising under
Section 6.01(8) and Section 6.01(9), with respect to the Company or any of its Significant Subsidiaries, all outstanding notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company (and to the Trustee if given by the Holders) (an "Acceleration Notice"); provided, however, that if any Senior Debt is outstanding pursuant to a Credit Facility, upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of (x) the fifth Business Day after sending the Company and the representative under such Credit Facility such Acceleration Notice, unless such Event of Default is cured or waived prior to such date and (y) the date of acceleration of any Senior Debt under such Credit Facility. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  (b) In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(5) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the Payment Default or other default triggering such Event of Default pursuant to Section 6.01(5) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

                  (c) Subject to Section 7.01, in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to Section 7.07, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any con-tinuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Additional Interest.

SECTION 6.03. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provisions for the payment of the reasonable compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company.

SECTION 6.04. Waiver of Past Defaults and Events of Default.

                  Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of Notes at the time outstanding by notice to the Trustee may on behalf of the Holders of all the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default (1) in the payment of interest or Additional Interest on, or the principal of, the Notes or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05. Control by Majority.

                  The Holders of a majority in principal amount of the then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions.

SECTION 6.06. Limitation on Suits.

                  No Holder of Notes shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder unless:

                  (1) the Holder gives the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to institute such proceeding or to pursue such remedy as trustee;

                  (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (5) during such 60-day period, the Holders of at least a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

                  However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Note on or after the respective due date expressed in such Note. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

                  No past, present or future director, officer, employee, incorporator, agent, member, stockholder or Affiliate of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes and Guarantees by accepting a Note and a Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 6.08. Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes shall not be impaired or affected without the consent of the Holder.

SECTION 6.09. Collection Suit by Trustee.

                  If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid.

SECTION 6.10. Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its Property and, unless prohibited by law, shall be entitled and empowered to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 6.11. Priorities.

                  If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

                  THIRD: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

SECTION 6.12. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01. Duties of Trustee.

                  (a) If an Event of Default occurs and is continuing, the Trustee shall be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs.

                  The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

                  (b)      Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only such duties as are specifically set forth in this Indenture and no others.

                  (2) In the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate, subject to the requirement in the preceding sentence, if applicable.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1)      This paragraph does not limit the effect of Section
         7.01(b).

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the Notes received by it pursuant to the terms hereof.

                  (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

                  (d) Whether or not therein expressly so provided, Sections 7.01(a), (b), (c) and (e) shall govern every provision of this Indenture that in any way relates to the Trustee.

                  (e) The Trustee shall be under no obligation to exercise any of its rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture at the request of any Holder of Notes, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

SECTION 7.02. Rights of Trustee.

                  Subject to Section 7.01:

                  (1) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

                  (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

                  (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to the Notes or this Indenture shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (6) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

                  (7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (8) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not suspended.

SECTION 7.03. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either of the Company or any Guarantor, or any Affiliate thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Guarantee, it shall not be accountable for the Company's or any Guarantor's use of the proceeds from the sale of Notes or any money paid to the Company or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, Guarantee or this Indenture other than its certificate of authentication, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 to be supplied to the Company shall be true and accurate subject to the qualifications set forth therein.

SECTION 7.05. Notice of Defaults.

                  If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Holder a notice of the Default within 90 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture. Except in the case of a Default in payment of the principal of or interest or Additional Interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. Reports by Trustee to Holders.

                  (a) If required by TIA Section 313(a), within 60 days after June 15 of any year, commencing 2004 the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

                  (b) A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the Notes are listed to the extent required by such entities. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.07. Compensation and Indemnity.

                  The Company and the Guarantors shall pay to the Trustee and Agents from time to time such compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing. The Company and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee's duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and external counsel, except any expense disbursement or advance as may be attributable to its willful misconduct, negligence or bad faith.

                  The Company and the Guarantors, jointly and severally, shall fully indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company and the Guarantors in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or Agent to so notify the Company and the Guarantors shall not relieve the Company and Guarantors of their obligations hereunder except to the extent the Company and the Guarantors are actually prejudiced thereby. In the event that a conflict of interest exists, the Trustee may have separate counsel, which counsel must be reasonably acceptable to the Company and the Company shall pay the reasonable fees and expenses of such counsel.

                  Notwithstanding the foregoing, the Company and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own willful misconduct, negligence or bad faith.

                  To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or Property held or collected by the Trustee and such money or Property held in trust to pay principal of and interest on particular Notes.

                  The obligations of the Company and the Guarantors under this
Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Company and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to this Article Seven.

SECTION 7.08. Replacement of Trustee.

                  (a) The Trustee shall comply with Section 313(b) of the TIA, to the extent applicable.

                  (b) The Trustee may resign by so notifying the Company and the Guarantors in writing no later than 15 Business Days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

                  (1)      the Trustee fails to comply with Section 7.10 or
         Section 310 of the TIA;

                  (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under Bankruptcy Law;

                  (3) a receiver or other public officer takes charge of the Trustee or its Property; or

                  (4)      the Trustee otherwise becomes incapable of acting.

                  (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

                  (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, the Guarantors or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

                  (e) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Guarantors. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all Property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Consolidation, Merger, etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $50,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1).

SECTION 7.11. Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12. Paying Agents.

                  The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

                  (1) that it shall hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

                  (2) that it shall at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

                  (3) that it shall give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                  ARTICLE EIGHT

                             MODIFICATION AND WAIVER

SECTION 8.01. Without Consent of Holders.

                  (a) Without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes:

                  (1)      to cure any ambiguity, defect or inconsistency;

                  (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (3) to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets;

                  (4) to comply with the rules of any applicable securities Depositary;

                  (5)      to comply with Section 5.01;

                  (6) to add to the agreements and covenants of Holdings, the Company and its Restricted Subsidiaries for the benefit of the Holders or surrender any right or power conferred upon Holdings, the Company or any of its Restricted Subsidiaries;

                  (7) to evidence and provide for the acceptance and appointment under this Indenture of a successor trustee pursuant to the requirements thereof;

                  (8) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder (including, but not limited to, adding a Guarantor under this Indenture);

                  (9) to provide for the issuance of the exchange notes and the related Guarantees or Additional Notes and the related Guarantees; and

                  (10) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

SECTION 8.02. With Consent of Holders.

                  (a) This Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

                  (b) Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                  (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than pursuant to Section 4.08 and Section 4.12);

                  (3) reduce the rate of or change the time for payment of interest on any Note;

                  (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the Payment Default that resulted from such acceleration);

                  (5) make any Note payable in money other than that stated in the Notes;

                  (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

                  (7) waive a redemption payment with respect to any Note (other than a payment required by pursuant to Section 4.08 and Section 4.12);

                  (8) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture;

                  (9) make any change to Article Eleven that adversely affect the Holders; or

                  (10)     make any change to this Section 8.02 or Section 8.01.

                  (c) The consent of the Holders of the Notes shall not be necessary to approve the particular form of any proposed amendment. It shall be sufficient if such consent approves the substance of the proposed amendment.

                  (d) After an amendment that requires the consent of the Holders of Notes becomes effective, the Company shall mail to each registered Holder of the Notes at such Holder's address appearing in the security register a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, shall not impair or affect the validity of the amendment.

                  (e) Upon the written request of the Company accompanied by a board resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

                  (f) Notwithstanding the foregoing, without the consents of the requisite lenders under the Credit Agreement, no amendment may be made to the subordination provisions described in Section 10.06 and Article Eleven.

SECTION 8.03. Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.04. Revocation and Effect of Consents.

                  (a) After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.

                  (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding Section 8.04(a), those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

SECTION 8.05. Notation on or Exchange of Notes.

                  If an amendment, supplement or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Guarantors shall endorse and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06. Trustee To Sign Amendments, etc.

                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating, in addition to the matters required by Section

12.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms (subject to customary exceptions).

                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01. Discharge of Liability on Notes; Defeasance.

                  (a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes, and related guarantees, issued hereunder when:

                  (1)      either:

                           (A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

                           (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, non-callable Government Securities, or a combination of cash in U.S. Dollars and non-callable Government Securities, in amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

                  (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or shall occur as a result of the deposit and the deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

                  (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

                  (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

                  In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

                  (b) Subject to Sections 9.01(c) and 9.02, the Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Guarantees ("Legal Defeasance"). At any time, the Company may, at its option, elect to have the obligations of the Company and the Guarantors released (i) under Sections 4.03 through 4.19, inclusive, (ii) under Sections 6.01(3) (insofar as it applies to Sections 4.08, 4.12, 5.01(a)(4), (a)(5), (b)(2)(B) and (b)(3)), Section 6.01(4) (with respect to Article Four, other than Sections 4.01, 4.02 and the required offer provisions of Sections 4.08 and 4.12), Sections 6.01(5), (6), (7), (8), (9) (in
the case of Sections 6.01(8) and (9), with respect to Significant Subsidiaries only) and (iii) under Section 5.01(a)(4), (a)(5), (b)(2)(B) and (b)(3) on a date the conditions set forth in Section 9.02 have been satisfied (hereinafter, "Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

                  (c) If the Company exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its Covenant Defeasance option, payment of the Notes may not be accelerated because of an Event of Default as described in Section 6.01(3) (insofar as such Event of Default applies to obligations under Sections 4.08, 4.12, 5.01(a)(4), (a)(5), (b)(2)(B) and
(b)(3)), or under Sections Section 6.01(4) (insofar as such Event of Default applies to Sections 4.03 through 4.19, inclusive, other than the required offer provisions of Section 4.08 and 4.12), under Section 6.01(5), (6), (7), (8) and
(9) (in the case of Sections 6.01(8) and (9), with respect to Significant Subsidiaries only). If the Company exercises its Legal Defeasance option, each Guarantor, if any, shall be released from all its obligations under its Guarantee, and the Trustee shall execute a release of such Guarantee. If the Company exercises its Covenant Defeasance option, each Guarantor, if any, shall be released from its obligations under its Guarantee to the extent that the Company is released from its obligations under this Indenture.

                  (d) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (e) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.06, 2.07, 2.08, 2.11, 4.01, 4.02,
7.01, 7.02, 7.07, 9.05 and 9.06 and any other
obligations required under the TIA shall survive until such time as the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07,
9.05 and 9.06 and any other obligations required under the TIA shall survive.

SECTION 9.02. Conditions to Defeasance.

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. Dollars, non-callable Government Securities, or a combination of cash in U.S. Dollars and non-callable Government Securities, in amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the stated maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

                  (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                  (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

                  (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (7) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

                  However, the Opinion of Counsel required by clause (2) above shall not be required if all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, shall become due and payable on their maturity date within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company's name, and at the Company's expense.

SECTION 9.03. Deposited Money and Government Securities To Be Held in Trust;
              Other Miscellaneous Provisions.

                  All money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.02(a) in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to
Section 9.02(a) or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a request of the Company any money or Government Securities held by it as provided in
Section 9.02(a) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.04.  Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 9.01; provided that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

SECTION 9.05. Moneys Held by Paying Agent.

                  In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.02(a), to the Company upon a request of the Company (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.06. Moneys Held by Trustee.

                  Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Guarantors in trust for the payment of the principal of or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors) upon a request of the Company, or if such moneys are then held by the Company or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, either mail to each Holder affected, at the address shown in the Register maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining shall be repaid to the Company. After payment to the Company or the Guarantors or the release of any money held in trust by the Company or any Guarantors, as the case may be, Holders entitled to the money must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

                                   ARTICLE TEN

                             GUARANTEE OF SECURITIES

SECTION 10.01. Guarantee.

                  The Guarantors, fully and unconditionally, jointly and severally, on an unsecured senior subordinated basis, guarantee to each Holder
(i) the due and punctual payment of the principal of, premium (if any) and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note, this Indenture and the Registration Rights Agreement, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note, this Indenture or the Registration Rights Agreement, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

                  Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee shall not be discharged as to any such Note except by payment in full of the principal thereof, premium (if any) and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

                  The Guarantee of any Guarantor may be released pursuant to
Section 4.18 or Section 10.03.

                  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of any Holder under the Guarantees.

SECTION 10.02. Execution and Delivery of Guarantee.

                  To further evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees, on the Issue Date, that a notation of such Guarantee, substantially in the form included in Exhibit F hereto, shall be endorsed on each Note authenticated and delivered by the Trustee on the Issue Date and such Guarantee shall be executed by either manual or facsimile signature of an Officer of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

                  Each of the Guarantors hereby agrees that its Guarantee set forth in Section 10.01 shall be in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

                  If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03. Release of Subsidiary Guarantors.

                  The Subsidiary Guarantee of a Subsidiary Guarantor shall be automatically released:

                  (1) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition complies with Section 4.12;

                  (2) in connection with any sale of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale complies with Section 4.12;

                  (3) if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

                  (4) in connection with any Legal Defeasance or Covenant Defeasance of the Notes in accordance with the terms of this Indenture; or

                  (5) if the applicable Guarantor no longer guarantees Indebtedness under the Credit Agreement;

and in each such case, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

                  In addition, in the event a Guarantor becomes a Guarantor solely because it Guarantees other Indebtedness, then upon the full and unconditional release of the Guarantee of such other Indebtedness (provided that the Trustee is given 90 days written notice of such other release) such Guarantee of such Guarantor shall also be released.

                  The Trustee shall execute any documents reasonably requested by either the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten.

SECTION 10.04. Waiver of Subrogation.

                  Until all the obligations under the Notes and the Guarantees are satisfied in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other Property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.04 is knowingly made in contemplation of such benefits.

SECTION 10.05. Notice to Trustee.

                  The Company or any Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or any such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Guarantees. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees, unless and until the Trustee shall have received written notice thereof from the Company no later than one Business Day prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.05, and subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 10.05 at least one Business Day prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than one Business Day prior to such date.

SECTION 10.06. Subordination of Guarantee.

                  The obligations of each Guarantor under its Guarantee pursuant to this Article Ten shall be junior and subordinated to the Guarantor Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to the Senior Debt of the Company. For the purposes of the foregoing sentence, and notwithstanding anything to the contrary contained herein, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors (or any Persons acting on their behalf) only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article Eleven, and the Holders of Senior Debt shall have the same rights and remedies provided for in Article Eleven.

                                 ARTICLE ELEVEN

                                 SUBORDINATION

SECTION 11.01. Notes Subordinated to Senior Debt.

                  The Indebtedness evidenced by the Notes and the Guarantees shall be senior subordinated unsecured obligations of the Company and the Guarantors, as the case may be. The Notes shall in all respects rank pari passu with all other senior subordinated debt of the Company. The terms of the subordination provisions described in this Article Eleven with respect to the Company's obligations under the Notes apply equally to each Guarantor and the Obligations of such Guarantors under their respective Guarantees.

                  The payment of all Obligations on or relating to the Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt of the Company (including all Obligations with respect to the Credit Agreement). Notwithstanding the foregoing, payments and distributions made relating to the Notes pursuant to the trust described pursuant to Section 9.01 shall not be so subordinated in right of payment so long as the payments into the trust were made in accordance with the requirements pursuant to Section 9.01 and did not violate the subordination provisions when they were made.

                  This Article Eleven shall constitute a continuing benefit to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 11.02. Suspension of Payment When Senior Debt Is in Default.

                  (a) The Company also may not make any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Notes or acquire any Notes for cash or property or otherwise (other than Permitted Junior Securities) if:

                  (1) a Payment Default on any Senior Debt occurs and is continuing; or

                  (2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity (a "Non-Payment Default") and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of any Designated Senior Debt.

                  (b) Payments on and distributions with respect to any Obligations on, or with respect to, the Notes may and shall be resumed:

                  (1) in the case of a Payment Default, upon the date on which such default is cured or waived; and

                  (2) in case of a Non-Payment Default, the earliest of (x) the date on which all Non-Payment Defaults are cured or waived (so long as no other event of default exists), (y) 180 days after the date on which the applicable Payment Blockage Notice is received, or (z) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated and such acceleration has not been waived. For the purpose of this clause (2), discharge or payment in full of Designated Senior Debt in accordance with its terms shall be the equivalent of a cure of an underlying default.

                  (c) No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

                  (d) No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of delivery of such initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

                  (e) The holders of Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt (including interest accruing after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in any such proceeding) before the Holders of Notes shall be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Notes (other than a payment or distribution of Permitted Junior Securities) in the event of any distribution to creditors of the Company:

                  (1) in a total or partial liquidation, dissolution or winding up of the Company;

                  (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its Property;

                  (3)      in an assignment for the benefit of creditors; or

                  (4) in any marshalling of the Company's assets and liabilities.

                  (f) Unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured or receives priority in respect of asset sales, cash flows or other prepayments and Indebtedness which has different security or different priorities in the same security shall not be deemed subordinate or junior to secured Indebtedness no matter what the differences are.

                  (g) The Company must promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

                  (h) The terms of the subordination provisions described above shall not apply to payments from money or of Government Securities, or a combination thereof, held in trust and deposited at a time when permitted by the subordination provisions of this Section 11.02 by the

Trustee for the payment of principal of, premium (if any) and interest on the Notes pursuant to Section 9.02.

                  (i) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 11.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company, and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

                  Nothing contained in this Article Eleven shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes and all other Obligations owing under the Notes pursuant to Article Six or to pursue any rights or remedies hereunder (subject to the rights, if any, under this Article Eleven, of the holders of Senior Debt in respect of cash, Property or securities of the Company received upon the exercise of any such remedy); provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations owing on, or with respect to, the Notes.

SECTION 11.03. Obligations Subordinated to Prior Payment of All Senior Debt on
               Dissolution, Liquidation or Reorganization of Company.

                  (a) Upon any payment or distribution of assets of either the Company or any Guarantor or its Property of any kind or character, whether in cash, Property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or any Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its assets, whether voluntary or involuntary, all Obligations in respect of Senior Debt due or to become due shall first be paid in full in cash, Cash Equivalents or any other consideration acceptable to the holders of Senior Debt (including interest after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in any such proceeding), before any payment or distribution of any kind or character is made on account of any Obligations on, or with respect to, the Notes or for the acquisition of any of the Notes for cash or Property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, Property or securities, to which the Holders or the Trustee would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee if received by it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the Trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

                  (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding paragraph) of the Company's obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Article Eleven, with any turnover of payments as otherwise calculated pursuant to this Article Eleven to be made as if no such diminution had occurred.

                  (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, Property or securities, shall be received by the Trustee or any Holder when such payment or distribution is prohibited by this Section 11.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the Trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

SECTION 11.04. Payments May Be Paid Prior to Dissolution.

                  Nothing contained in this Article Eleven or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 11.02 and 11.03, from making payments at any time for the purpose of making payments of principal of and interest on the Obligations owing under the Notes, or from depositing with the Trustee any monies for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section
11.02 or 11.03, the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal of, and interest on, the Obligations owing under the Notes to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable the Trustee shall have actually received the written notice provided for in Section 11.12, in the first sentence of Section 11.02(a) or in the last sentence of this Section 11.04 (provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Sections 11.02 and/or 11.03 (and such payments) shall otherwise be subject to the provisions of Sections 11.02 and 11.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

SECTION 11.05. Holders To Be Subrogated to Rights of Holders of Senior Debt.

                  Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, Property or securities of the Company applicable to the Senior Debt until the Obligations owing under the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article Eleven, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

SECTION 11.06. Obligations of the Company Unconditional.

                  Nothing contained in this Article Eleven or elsewhere in this Indenture is intended to or shall impair as between the Company and the Holders, the Obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Obligations owing under the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or therein prevent any Holder or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eleven, of the holders of Senior Debt in respect of cash, Property or securities of the Company received upon the exercise of any such remedy.

SECTION 11.07. Reliance on Judicial Order or Certificate of Liquidating Agent.

                  Whenever a distribution is to be made or a notice given to holders of Designated Senior Debt, the distribution may be made and the notice given to their Representative.

                  Upon any payment or distribution of assets of the Company referred to in this Article Eleven, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven. Nothing in this Article Eleven shall apply to the claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section 7.07. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eleven, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 11.08. Subordination Rights Not Impaired by Acts or Omissions of the
               Company or Holders of Senior Debt.

                  No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt or Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article

Eleven or the obligations hereunder of the Holders to the holders of the Senior Debt or Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or Guarantor Senior Debt, or otherwise amend or supplement in any manner Senior Debt or Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt or Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any Property pledged, mortgaged or otherwise securing Senior Debt or Guarantor Senior Debt;
(iii) release any Person liable in any manner for the payment or collection of Senior Debt or Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 11.09. Holders Authorize Trustee To Effectuate Subordination of
               Obligations.

                  Each Holder authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination provided in this Article Eleven, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Obligations owing under the Notes and accrued interest in the form required in those proceedings.

                  If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative shall have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Obligations owing under the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 11.10. This Article Eleven Not To Prevent Events of Default.

                  The failure to make a payment on account of principal of or interest on the Obligations owing under the Notes by reason of any provision of this Article Eleven shall not be construed as preventing the occurrence of an Event of Default.

SECTION 11.11. Amendments or Modifications to Article Eleven.

                  No amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of any holder of Senior Debt under this Article Eleven or Article Twelve without the consent of such holder of Senior Debt. Notwithstanding anything to the contrary contained in this Indenture (but without limiting the provisions of the immediately preceding sentence), no amendment or modification to any provision of this Article Eleven or the related definitions used herein (other than to cure any ambiguity, defect, mistake or inconsistency herein, so long as such amendment or modification does not adversely affect the rights of the holders of any Senior Debt then outstanding) shall be permitted without the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) or, if required by Section 8.02, by each Holder affected.

SECTION 11.12. Notice to Trustee; Rights of Trustee and Paying Agent.

                  The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee or any Holder in respect of the Notes or under any Guarantee pursuant to the provisions of this Article Eleven although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Notwithstanding the provisions of this Article Eleven or any other provision of this Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee or such Paying Agent, and (in the absence of actual knowledge that the respective payment shall violate the applicable provisions of this Article Eleven) the Trustee and such Paying Agent may continue to make payments on the Notes, unless the Trustee or such Paying Agent shall have received, at least one Business Day prior to the date of such payment, written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article Eleven (although the receipt of such payment shall otherwise be subject to the applicable provisions of this Article Eleven). Only the Company, a Guarantor, a holder of Senior Debt or a Representative thereof may give the notice. Nothing in this Article Eleven shall impair the claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section 7.07. Nothing in this
Section 11.12 is intended to or shall relieve any Holder of Notes from the obligations imposed under Sections 11.02 and 11.03 with respect to other distributions received in violation of the provisions hereof.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

                                 ARTICLE TWELVE

                                 MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

                  The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 12.02. Notices.

                  Except for notice or communications to Holders, any notice or communication shall be given in writing and when received if delivered in person, when receipt is acknowledged if sent by facsimile, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or two Business Days after deposit if mailed by first-class mail, postage prepaid, addressed as follows:

                  If to the Company:

                           Seminis Vegetable Seeds, Inc.
                           2700 Camino del Sol
                           Oxnard, California  93030-7967
                           Attn:  General Counsel

                  With a copy to:

                           Milbank, Tweed, Hadley & McCloy LLP
                           1 Chase Manhattan Plaza
                           New York, New York  10005
                           Attn:  Howard Kelberg, Esq.

                           and

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, NY 10019
                           Attn:  Mitchell S. Presser, Esq.

                           If to the Trustee, Registrar or Paying Agent:

                           Wells Fargo Bank, National Association
                           MAC E2818-176
                           17th Floor
                           707 Wilshire Blvd.
                           Los Angeles, CA 90017
                           Attn:  Corporate Trust Administrator

                  Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

                  The Company, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the Register.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

                  In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 12.03. Communications by Holders with Other Holders.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture (except for the issuance of Notes on the Issue Date), the Company or such Guarantor shall furnish to the Trustee:

                  (1) an Officers' Certificate (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate and Opinion.

                  Each certificate (other than certificates provided pursuant to Section 4.06) and opinion with respect to compliance by or on behalf of the Company or any Guarantor with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 12.06. Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 12.07. Legal Holidays.

                  A "Legal Holiday" is a Saturday, a Sunday or other day on which (i) commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08. Governing Law.

                  This Indenture, the Notes and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 12.09. No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 12.10. Successors.

                  All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 12.11. Multiple Counterparts.

                  The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 12.12. Table of Contents, Headings, etc.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.13. Separability.

                  Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                      SEMINIS VEGETABLE SEEDS, INC.

                                      By: /s/ Gaspar Alvarez
                                          --------------------------------------
                                          Name: Gaspar Alvarez
                                          Title: Vice President and Worldwide
                                                 Corporate Comptroller

                                      SEMINIS, INC., as Guarantor

                                      By: /s/ Gaspar Alvarez
                                          --------------------------------------
                                          Name: Gaspar Alvarez
                                          Title: Vice President - Finance and
                                                 Worldwide Corporate Comptroller

                                      PETOSEED INTERNATIONAL INC.,
                                      as Guarantor

                                      By: /s/ Gaspar Alvarez
                                          --------------------------------------
                                          Name: Gaspar Alvarez
                                          Title: Chief Financial Officer

                                      PGI ALFALFA, INC.,
                                      as Guarantor

                                      By: /s/ Gaspar Alvarez
                                          --------------------------------------
                                          Name: Gaspar Alvarez
                                          Title: Chief Financial Officer

                                      BAXTER SEED CO., INC.,
                                      as Guarantor

                                      By: /s/ Gaspar Alvarez
                                          --------------------------------------
                                          Name: Gaspar Alvarez
                                          Title: Chief Financial Officer

                                      Wells Fargo Bank, National Association,
                                      as Trustee

                                      By: /s/ Jeanie Mar
                                          --------------------------------------
                                          Name: Jeanie Mar
                                          Title: Vice President

                                                                       EXHIBIT A

CUSIP NO: [        ]

                          SEMINIS VEGETABLE SEEDS, INC.

No. [         ]                                                        $

                   10 1/4 % SENIOR SUBORDINATED NOTE DUE 2013

                  SEMINIS VEGETABLE SEEDS, INC., a California corporation, as
issuer (the "Company"), for value received, promises to pay to [       ] or
registered assigns the principal sum of $      on October 1, 2013.

                  Interest Payment Dates: April 1 and October 1 commencing April 1, 2004

                  Record Dates: March 15 and September 15

                  Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed by a duly authorized officer.

                                        SEMINIS VEGETABLE SEEDS, INC.

                                        By: ____________________________________
                                            Name:
                                            Title:

                          Certificate of Authentication

                  This is one of the 10 1/4 % Senior Subordinated Notes Due 2013 referred to in the within-mentioned Indenture.

                                        WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION, as Trustee

                                        By: ____________________________________

Dated: [           ]

                            [FORM OF REVERSE OF NOTE]

                          SEMINIS VEGETABLE SEEDS, INC.

                   10 1/4 % SENIOR SUBORDINATED NOTE DUE 2013

                  1. Interest. SEMINIS VEGETABLE SEEDS, INC., a California corporation, as issuer (the "Company"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 10 1/4 % per annum. Interest hereon shall accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including September 29, 2003 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each April 1 and October 1, commencing April 1, 2004. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

                  2. Method of Payment. The Company shall pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on March 15 or September 15 immediately preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay to the Paying Agent principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. If a Holder has given wire transfer instructions to the Company, the Company may pay, or cause to be paid by the Paying Agent, all principal, interest and Additional Interest, if any, on the Holder's Notes in accordance with those instructions. All other payments on the Notes shall be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the Register.

                  3. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association (the "Trustee") shall act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar; provided that if the Company or an Affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

                  4. Indenture. The Company issued the Notes under an Indenture dated as of September 29, 2003 (the "Indenture") between the Company, the Guarantors party thereto, and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

                  5. Optional Redemption. (a) Except as set forth below, the Notes shall not be redeemable at the option of the Company prior to October 1, 2008.

                  After October 1, 2008, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

YEAR                                                          PERCENTAGE
------------------------------------------------------------------------
2008..............................................             105.125%
2009..............................................             103.417%
2010..............................................             101.708%
2011 and thereafter...............................             100.000%

Any such redemption or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent.

                  (b) At any time, or from time to time, on or prior to October 1, 2008, the Notes may also be redeemed, by or on behalf of the Company, in whole, or any portion thereof, at the Company's option, at the Make-Whole Price as of, and accrued but unpaid interest and Additional Interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the Redemption Date. Any such redemption or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent. The Company may provide in such notice that payment of such price and performance of the Company's obligations with respect to such redemption may be performed by another Person.

                  "Make-Whole Price" means an amount equal to the greater of:

                  (1) 100% of the principal amount of the Notes to be redeemed; and

                  (2) as determined by an Independent Investment Banker, the sum of the present values of (A) the redemption price of the Notes at October 1, 2008 (as set forth above) and (B) the remaining scheduled
         payments of interest from the Redemption Date to     October 1, 2008
         (not including any portion of such payments of interest accrued as of the Redemption Date) discounted back to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points, plus, in the case of both (1) and (2), accrued and unpaid interest and Additional Interest, if any, to the Redemption Date. Unless the Company defaults in payment of the Make-Whole Price, on and after the applicable Redemption Date, interest will cease to accrue on the notes to be redeemed.

                  "Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity most nearly equal to the period from the Redemption Date to October 1, 2008, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities; provided if such period is less than one year, then the U.S. Treasury security having a maturity of one year shall be used.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

                  "Independent Investment Banker" means Citigroup Global Markets Inc. or CIBC World Markets Corp. and their respective successors, at the Company's option, or, if such firms or the successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

                  "Reference Treasury Dealer" means Citigroup Global Markets Inc. or CIBC World Markets Corp., at the Company's option, and three additional primary U.S. government securities dealers in New York City (each a "Primary Treasury Dealer") selected by the Company, and their respective successors (provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a primary U.S. government securities dealer in New York City, the Company shall substitute therefor another Primary Treasury Dealer).

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

                  "Treasury Rate" means, with respect to any Redemption Date,
(1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third business day preceding the Redemption Date.

                  The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company shall notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

                  (c) At any time prior to October 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of all notes issued under the Indenture at a redemption price of 110.250% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that:

                  (1) at least 65% of the aggregate principal amount of notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its Subsidiaries); and

                  (2) the redemption occurs within 120 days of the date of the closing of such Equity Offering.

Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

                  (d) If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption as follows:

                  (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

                  (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate;

provided that no Notes of $1,000 or less shall be redeemed in part.

                  A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption pursuant to this paragraph 5 hereto become due on the related Redemption Date. On and after the Redemption Date, interest stops accruing on Notes or portions of them called for redemption.

                  6. Notice of Redemption. Notices of redemption shall be mailed in accordance with Article Three of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

                  7. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company may be required to make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

                  8. Registration Rights. (a) Pursuant to the Registration Rights Agreement, the Company shall be obligated to consummate an Exchange Offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Notes which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes.

                  (b) The Registration Rights Agreement provides for the payment of Additional Interest in the event of the occurrence or continuance of a Registration Default (as defined in the Registration Rights Agreement).

                  9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture, provided that if the Company or an Affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the redemption of Notes, except the unredeemed portion of any Note being redeemed in part.

                  10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

                  11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

                  12. Amendment, Supplement, Waiver, Etc. The Company, the Guarantors, if any, and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, providing for the assumption by a successor to the Company's or any Guarantor's obligations under the Indenture and making any change that does not adversely affect the legal rights under the Indenture of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Guarantors, if any, and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

                  13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional indebtedness, pay dividends on, redeem or repurchase its Capital Stock, make certain investments, sell assets, create restrictions on the payment of dividends or other amounts to the Company from its Restricted Subsidiaries, enter into transactions with Affiliates, create liens or consolidate, merge or sell all or substantially all of the assets of the Company and the Subsidiary Guarantors and requires Holdings to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

                  14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation shall, except as provided in Article Five of the Indenture, be released from those obligations.

                  15. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, then, and in each and every such case (except as described below), either the Trustee, by notice in writing to the Company, or the Holders of not less than 25% of the principal amount of the Notes then outstanding, by notice in writing to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Notes; and upon any such declaration all such amounts upon such Notes shall become and be immediately due and payable, anything in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Sections 6.01(8) and 6.01(9) of the Indenture occurs with respect to the Company or any Significant Subsidiary, then the principal of and any accrued and unpaid interest on all of the Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes) if it determines that withholding notice is in their best interests.

                  16. Trustee Dealings with Company. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  17. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, agent, member, stockholder or Affiliate of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes and Guarantees by accepting a Note and a Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

                  18. Discharge. The Company's obligations pursuant to the Indenture shall be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or Government Securities sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

                  19. Guarantees. The Notes shall be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

                  20. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

                  21. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Trustee, the Company and the Guarantors agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

                  22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                           Seminis Vegetable Seeds, Inc.
                           2700 Camino del Sol
                           Oxnard, California  93030-7967
                           Attn: General Counsel

                  With a copy to:

                           Milbank, Tweed, Hadley & McCloy LLP
                           1 Chase Manhattan Plaza
                           New York, New York  10005
                           Attn:  Howard Kelberg, Esq.

                                    and

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, NY 10019
                           Attn:  Mitchell S. Presser, Esq.

                                   ASSIGNMENT

                  I or we assign and transfer this Note to:

  _____________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

  _____________________________________________________________________________
             (Print or type name, address and zip code of assignee)

                   and irrevocably appoint:

                  Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date: ________________                 Your Signature: ________________________
                                                      (Sign exactly as your name
                                                      appears on the other side
                                                      of this Note)

Signature Guarantee: ______________________________

                               SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, check the appropriate box:

         [ ]   Section 4.08                  [ ]    Section 4.12

                  If you want to have only part of the Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, state the amount you elect to have purchased:

$ ______________________
   (multiple of $1,000)

Date: __________________

                                      Your Signature: _________________________
                                                      (Sign exactly as your name
                                                      appears on the face of
                                                      this Note)

________________________
Signature Guaranteed

                               SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

         [FORM OF LEGEND FOR 144A GLOBAL NOTES AND OTHER SECURITIES THAT
                           ARE RESTRICTED SECURITIES]

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

         (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (A)(1),(2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI");

         (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

         (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

                  [FORM OF ASSIGNMENT FOR 144A GLOBAL NOTES AND
                OTHER SECURITIES THAT ARE RESTRICTED SECURITIES]

                  I or we assign and transfer this Note to:

  _____________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

  _____________________________________________________________________________
             (Print or type name, address and zip code of assignee)

                  and irrevocably appoint:

                  Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                   [Check One]

                  [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                  or

                  [ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

                  If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date: __________________              Your Signature: _________________________
                                                      (Sign exactly as your name
                                                      appears on the face of
                                                      this Note)

Signature Guarantee: ___________________________________________________________

                               SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

                  The transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the transferor hereby further certifies that the beneficial interest or certificated Note is being transferred to a Person that the transferor reasonably believed and believes is purchasing the beneficial interest or certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note shall be subject to the restrictions on transfer enumerated on the Rule 144A Global Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated: _______________________          ________________________________________
                                        NOTICE: To be executed by an executive
                                                officer

                                                                       EXHIBIT C

             [FORM OF LEGEND FOR TEMPORARY REGULATION S GLOBAL NOTE]

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

         (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (A)(1),(2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI");

         (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF

         THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

         (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

                [FORM OF ASSIGNMENT FOR REGULATION S GLOBAL NOTE]

                  I or we assign and transfer this Note to:

  _____________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

  _____________________________________________________________________________
             (Print or type name, address and zip code of assignee)

                  and irrevocably appoint:

                  Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                   [Check One]

                  [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Regulation S thereunder.

                  or

                  [ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

                  If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date: __________________               Your Signature: _________________________
                                                      (Sign exactly as your name
                                                      appears on the face of
                                                      this Note)

Signature Guarantee: ___________________________________________________________

                               SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

                  The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the transferor hereby further certifies that (i) the transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the restricted period under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note shall be subject to the restrictions on transfer enumerated on the Regulation S Global Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated: _______________________          ________________________________________
                                        NOTICE: To be executed by an executive
                                                officer

                                                                       EXHIBIT D

                        [FORM OF LEGEND FOR GLOBAL NOTE]

                  Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

                  This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is not exchangeable for Notes registered in the name of a person other than the Depositary or its nominee except in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the depositary to the depositary or another nominee of the depositary) may be registered except in the limited circumstances described in the Indenture.

                  Unless this Certificate is presented by an authorized representative of The Depository Trust Company (a New York corporation) ("DTC") to the issuer or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                                                                       EXHIBIT E

               [FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                     WITH TRANSFER PURSUANT TO REGULATION S]

Wells Fargo Bank, National Association
MAC E2818-176
17th Floor
707 Wilshire Blvd.
Los Angeles, CA 90017
Attention: Corporate Trust Administration

                  Re: Seminis Vegetable Seeds, Inc., a California corporation, as issuer (the "Company"), 10 1/4 % Senior
                      Subordinated Notes Due 2013 (the "Notes")

Dear Sirs:

                  In connection with our proposed sale of $190,000,000 aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                  You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferee]

                                        By: ____________________________________

                                                                       EXHIBIT F

                                   GUARANTEES

                  Each of the undersigned (the "Guarantors") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of September 29, 2003 by and among Seminis Vegetable Seeds, Inc., a California corporation, as issuer (the "Company"), the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

                  Each Guarantee shall be limited to an amount not to exceed the maximum amount that can be guaranteed by such Guarantor after giving effect to all of its other contingent and fixed liabilities without rendering such Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture.

                         [Signatures on Following Pages]

                  IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

                                        [                      ],
                                        as Guarantor

                                        By: ____________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT G

                            [FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR]

Seminis Vegetable Seeds, Inc.
2700 Camino del Sol
Oxnard, California  93030-7967

Wells Fargo Bank, National Association
MAC E2818-176
17th Floor
707 Wilshire Blvd.
Los Angeles, CA 90017

                  Re: Seminis Vegetable Seeds, Inc., a California corporation, as issuer (the "Company"), 10 1/4 % Senior Subordinated Notes due 2013

                  Reference is hereby made to the Indenture, dated as of September 29, 2003 (the "Indenture"), by and among the Company, the Guarantors party thereto, and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $190,000,000 aggregate principal amount of:

                  (a)      [  ] a beneficial interest in a Global Note, or

                  (b)      [  ] a Definitive Note,

we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, prior to the expiration of the holding period applicable to sales of the Senior Notes under Rule 144(k) of the Securities Act, we shall do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we shall be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us shall bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        ________________________________________
                                        [Insert Name of Transferor]

                                        By: ____________________________________
                                            Name:
                                            Title:

Dated:  _____________, _____

                                                                       EXHIBIT H

                               [FORM OF LEGEND FOR
                       TEMPORARY REGULATION S GLOBAL NOTE]

                  THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON WHO PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), PURSUANT TO RULE 144A THEREUNDER. BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

                                       H-1